
                                                                     EXHIBIT 4.1

                                  SUBORDINATED
                          DEBENTURE PURCHASE AGREEMENT

                                     between

                          WISCONSIN CAPITAL CORPORATION

                                       and

                     SOUTHWEST BANCORPORATION OF TEXAS, INC.

                         Dated as of September 22, 2004

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                                TABLE OF CONTENTS

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1.    DEFINITIONS...................................................................................    1
      1.1.          Defined Terms...................................................................    1
      1.2.          Certain UCC and Accounting Terms; Interpretations...............................    6
      1.3.          Exhibits and Schedules Incorporated.............................................    6

2.    SUBORDINATED DEBT.............................................................................    6
      2.1.          General Matters.................................................................    6
      2.2.          The Subordinated Debenture......................................................    7
      2.3.          Maturity Date...................................................................    7
      2.4.          Unsecured Debt..................................................................    7
      2.5.          The Closing.....................................................................    7
      2.6.          Interest Rates..................................................................    7
      2.7.          Certain Provisions Regarding LIBO Rate Tranches.................................    8
      2.8.          Payments........................................................................   10
      2.9.          Capital Adequacy................................................................   10

3.    DISBURSEMENTS.................................................................................   11
      3.1.          Initial Disbursement............................................................   11
      3.2.          Conditions Precedent to Initial Disbursement....................................   11
      3.3.          Additional Conditions to Initial Disbursement...................................   11

4.    GENERAL REPRESENTATIONS AND WARRANTIES........................................................   12
      4.1.          Organization and Authority......................................................   12
      4.2.          No Impediment to Transactions...................................................   13
      4.3.          Purposes of Debt; KBI Merger Agreement..........................................   14
      4.4.          Financial Condition.............................................................   14
      4.5.          Title to Properties.............................................................   15
      4.6.          No Material Adverse Change......................................................   15
      4.7.          Compliance with Law.............................................................   15
      4.8.          Borrower Status.................................................................   17
      4.9.          No Misstatement.................................................................   17
      4.10.         Representations and Warranties Generally........................................   17

5.    GENERAL COVENANTS, CONDITIONS AND AGREEMENTS..................................................   18
      5.1.          Compliance with Debt Documents..................................................   18
      5.2.          Material Transactions...........................................................   18
      5.3.          Subsidiary Shares...............................................................   19
      5.4.          Business Operations.............................................................   19
      5.5.          Corporate Existence.............................................................   19
      5.6.          Lender Expenses.................................................................   19
      5.7.          Subordinated Debt Matters.......................................................   20
      5.8.          Inspection Rights...............................................................   20

6.    REPORTING.....................................................................................   20
      6.1.          Annual..........................................................................   20
      6.2.          Quarterly.......................................................................   21
      6.3.          Securities Filings..............................................................   21
      6.4.          Compliance Certificate..........................................................   21
      6.5.          Copies of Other Reports and Correspondence......................................   21
      6.6.          Proceedings.....................................................................   21

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      6.7.          Event of Default; Material Adverse Change.......................................   21
      6.8.          Other Information Requested by Lender...........................................   21

7.    FINANCIAL COVENANT............................................................................   21

8.    BORROWER'S DEFAULT............................................................................   22
      8.1.          Borrower's Defaults and Lender's Remedies.......................................   22
      8.2.          Protective Advances.............................................................   24
      8.3.          Other Remedies..................................................................   24
      8.4.          No Lender Liability.............................................................   24
      8.5.          Lender's Fees and Expenses......................................................   24
      8.6.          Limitation on Remedies with Respect to Subordinated Debt........................   24

9.    MISCELLANEOUS.................................................................................   25
      9.1.          Release; Indemnification........................................................   25
      9.2.          Assignment and Participation....................................................   25
      9.3.          Prohibition on Assignment.......................................................   26
      9.4.          Time of the Essence.............................................................   26
      9.5.          No Waiver.......................................................................   26
      9.6.          Severability....................................................................   26
      9.7.          Usury; Revival of Liabilities...................................................   26
      9.8.          Notices.........................................................................   27
      9.9.          Successors and Assigns..........................................................   27
      9.10.         No Joint Venture................................................................   27
      9.11.         Publicity.......................................................................   27
      9.12.         Documentation...................................................................   27
      9.13.         Additional Assurances; Right of Set-off.........................................   27
      9.14.         Entire Agreement................................................................   28
      9.15.         Choice of Law...................................................................   28
      9.16.         Forum; Agent; Venue.............................................................   28
      9.17.         No Third Party Beneficiary......................................................   28
      9.18.         Legal Tender of United States...................................................   28
      9.19.         Captions; Counterparts..........................................................   28
      9.20.         Knowledge; Discretion...........................................................   28

EXHIBITS:

A      Form of Subordinated Debenture
B      Form of Rate Election Notice
C      Form of Opinion of Borrower's Counsel
D      Form of Compliance Certificate

DISCLOSURE SCHEDULES:

4.1.2  Subsidiaries; Capital Stock of Borrower
4.1.3  Capital Stock of the Subsidiaries
4.7.2  Regulatory Enforcement Actions
4.7.3  Pending Litigation
4.7.5  ERISA

                    SUBORDINATED DEBENTURE PURCHASE AGREEMENT

      THIS SUBORDINATED DEBENTURE PURCHASE AGREEMENT (this "AGREEMENT") is dated as of September 22, 2004 and is made by and between SOUTHWEST BANCORPORATION OF TEXAS, INC., a Texas corporation ("BORROWER"), and WISCONSIN CAPITAL CORPORATION, a Nevada corporation ("LENDER").

                                R E C I T A L S :

      A. Borrower is a holding company that owns 100% of the issued and outstanding capital stock of Southwest Holding Delaware, Inc., a Delaware corporation ("SOUTHWEST HOLDING"), which owns 100% of the issued and outstanding capital stock of Southwest Bank of Texas National Association, a national banking association ("SUBSIDIARY BANK").

      B. Borrower has requested that Lender provide it with a subordinated debt credit facility (the "SUBORDINATED DEBT") in the principal amount of $75,000,000 (the "SUBORDINATED DEBT AMOUNT"). The Subordinated Debt may be referred to in this Agreement as the "DEBT."

      C. The proceeds from the Debt shall be used by Borrower to fund the acquisition of Klein Bancshares, Inc., a Texas corporation ("KBI"), in accordance with that certain Agreement and Plan of Merger between Borrower, SWBT Merger III, Inc., a Texas corporation, and KBI dated as of May 19, 2004 (the "KBI MERGER AGREEMENT").

      D. The Subordinated Debt is intended to qualify as Tier 2 capital under applicable rules and regulations promulgated by the Board of Governors of the Federal Reserve System (the "FRB").

      E. Lender is willing to purchase from Borrower a subordinated debenture in the amount of $75,000,000 in accordance with the terms, subject to the conditions and in reliance on the recitals, representations, warranties, covenants and agreements set forth herein and in the other Debt Documents (as defined below).

      THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained, the parties hereto hereby agree as follows:

                               A G R E E M E N T:

1.    DEFINITIONS.

      1.1. DEFINED TERMS. The following capitalized terms generally used in this Agreement and in the other Debt Documents shall have the meanings defined or referenced below. Certain other capitalized terms used only in specific Sections of this Agreement may be defined in such Sections.

      "AFFILIATE(S)" shall mean, with respect to any Person, such Person's immediate family members, partners, members or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with, said Person, and their respective Affiliates, members, shareholders, directors, officers, employees, agents and representatives.

      "ASSIGNEE LENDER" shall have the meaning ascribed to such term in Section 9.2.

      "BANKRUPTCY CODE" shall mean the Bankruptcy Reform Act of 1978, as amended or recodified.

      "BASE RATE" shall mean that rate of interest (expressed as a percent per annum) equal to Lender's "base" or "prime" rate (which is not necessarily the lowest or most favorable rate of interest charged by Lender on commercial loans at any time) in effect from time to time, which means a base rate of interest established by US Bank National Association from time to time that serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto. Any change in the rate of interest hereunder due to a change in the base or prime rate shall become effective on the date each change in the base or prime rate is announced by US Bank National Association.

      "BASE RATE TRANCHE" shall mean a Borrowing Tranche as to which the Base Rate is applicable.

      "BORROWER" shall have the meaning ascribed to such term in the preamble hereto and shall include any successor to Southwest Bancorporation of Texas, Inc. or such other Person that shall assume the obligations of the borrower under the Debt Documents.

      "BORROWER 2003 AUDITED FINANCIAL STATEMENTS" shall have the meaning ascribed to such term in Section 4.4.

      "BORROWER 2003 AUDITED FINANCIAL STATEMENTS DATE" shall have the meaning ascribed to such term in Section 4.4.

      "BORROWER FINANCIAL STATEMENTS" shall have the meaning ascribed to such term in Section 4.4.

      "BORROWER'S ACCOUNTANT" means PricewaterhouseCoopers LLP, or such other nationally recognized firm of certified public accountants selected by Borrower as shall from time to time audit Borrower.

      "BORROWER'S LIABILITIES" means Borrower's obligations under this Agreement and any other Debt Documents (other than the principal, interest and other amounts payable under the Subordinated Debenture).

      "BORROWING DATE" means the date any Borrowing Tranche is disbursed, renewed or converted (from a LIBO Tranche to a Base Rate Tranche or from a Base Rate Tranche to a LIBO Tranche).

      "BORROWING TRANCHE" shall mean a disbursement of proceeds under the Debt pursuant to this Agreement.

      "BUSINESS DAY" shall mean (a) for all purposes other than as covered by clause (b) hereof, a day of the week (but not a Saturday, Sunday or a legal holiday under the laws of the State of Missouri or any other day on which banking institutions located in Missouri are authorized or required by law or other governmental action to close) on which the St. Louis, Missouri offices of Lender are open to the public for carrying on substantially all of Lender's business functions and (b) with respect to determinations in connection with, and payments of principal and interest on any LIBO Rate Tranche, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in U.S. dollar-denominated deposits in the London Interbank Eurodollar Market. Unless specifically referenced in this Agreement as a Business Day, all references to "days" shall be to calendar days.

      "CLOSING" shall have the meaning ascribed to such term in Section 2.5.

      "CLOSING DATE" means September 22, 2004.

      "CODE" shall mean the Internal Revenue Code of 1986, as amended or recodified.

      "CODE PROVISIONS" shall have the meaning ascribed to such term in Section 8.1.1.12.

      "DEBT" has the meaning ascribed to such term in the recitals hereto.

      "DEBT DOCUMENTS" means this Agreement and those other documents and instruments (including, without limitation, all agreements, instruments and documents, including, without limitation, guaranties, mortgages, deeds of trust, pledges, powers of attorney, consents, assignments, contracts, notices and all other written matter heretofore, now and/or from time to time hereafter executed by and/or on behalf of Borrower in connection with this Agreement and the Debt) entered into or delivered in connection with or relating to the Debt, including any other documents listed on the schedule of closing documents prepared in connection with the Closing. Debt Documents shall also include any Interest Rate Protection Agreement between Borrower and Lender.

      "DEFAULT RATE" shall have the meaning ascribed to such term in Section 2.6.3.

      "DISCLOSURE SCHEDULE" means, in aggregate, the disclosures contemplated herein as included in the Disclosure Schedule, which has been delivered in connection with the execution of this Agreement.

      "EMPLOYEE BENEFIT PLAN" means an "employee benefit plan" within the meaning of Section 3(3) of ERISA.

      "EQUITY INTEREST" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation and any and all warrants, options or other rights to purchase any of the foregoing.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended or recodified.

      "ERISA AFFILIATE" means any person (as defined in Section 3(9) of ERISA) which together with Borrower would be a member of the same "controlled group" within the meaning of Sections 414(b), (m), (c) and (o) of the Code.

      "EVENT OF DEFAULT" shall have the meaning ascribed to such term in Section 8.1.1.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended or recodified.

      "FDIC" means the Federal Deposit Insurance Corporation.

      "FDI ACT" means the Federal Deposit Insurance Act, as amended or recodified.

      "FEDERAL RESERVE NOTICE" shall have the meaning ascribed to such term in
Section 8.6.

      "FRB" shall have the meaning ascribed to such term in the recitals hereto and shall include any other Governmental Agency that serves as the primary federal regulator of Borrower from time to time while the Debt is outstanding.

      "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America.

      "GOVERNMENTAL AGENCY(IES)" means, individually or collectively, any federal, state, county or local governmental department, commission, board, regulatory authority or agency including, without limitation, the FRB, the OCC, the OTS and the FDIC.

      "HAZARDOUS MATERIALS" means oil, flammable explosives, asbestos, urea formaldehyde insulation, polychlorinated biphenyls, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under the Hazardous Materials Laws and/or other applicable environmental laws, ordinances or regulations.

      "HAZARDOUS MATERIALS CLAIMS" shall have the meaning ascribed to such term in Section 4.7.6.

      "HAZARDOUS MATERIALS LAWS" mean any laws, regulations, permits, licenses or requirements pertaining to the protection, preservation, conservation or regulation of the environment which relates to real property, including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C.
Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C.
Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

      "INDEBTEDNESS" means and includes: (a) all items arising from the borrowing of money that, according to GAAP now in effect, would be included in determining total liabilities as shown on the consolidated balance sheet of Borrower or any Subsidiary; (b) all obligations secured by any lien in property owned by Borrower whether or not such obligations shall have been assumed; (c) all guaranties and similar contingent liabilities with respect to obligations of others; and (d) all other obligations (including, without limitation, letters of credit) evidencing obligations to others; provided, however, in the case of Subsidiary Bank and any other depository institution Subsidiary, Indebtedness shall not include deposits or other indebtedness incurred in the ordinary course of business (including, without limitation, federal funds purchased, advances from any Federal Home Loan Bank, secured deposits of municipalities, letters of credit issued by Subsidiary Bank and any other depository institution Subsidiary and repurchase arrangements) and in accordance with safe and sound banking practices and applicable laws and regulations.

      "INDENTURE" means that certain Indenture, dated as of October 7, 2003, between Borrower and U.S. Bank National Association, as trustee, with respect to the Junior Subordinated Debentures.

      "INSTRUCTIONS" means disbursement instructions given by Borrower to Lender specifying the manner in which proceeds of the Debt should be disbursed at Closing.

      "INTEREST RATE PROTECTION AGREEMENT" shall mean an interest rate swap, cap, collar or other hedging or derivative agreement, to which Lender or any Affiliate of Lender is the counterparty, intended to mitigate interest rate risk, along with any other related agreement or instrument executed in connection therewith.

      "INITIAL DISBURSEMENT" shall have the meaning ascribed to such term in
Section 3.1.

      "JUNIOR SUBORDINATED DEBENTURES" means the Floating Rate Junior Subordinated Deferrable Interest Debenture, dated October 7, 2003, in the principal amount of $51,547,000, issued pursuant to the Indenture, in the amount outstanding from time to time.

      "KBI" shall have the meaning ascribed to such term in the recitals hereto.

      "KBI MERGER" shall have the meaning ascribed to such term in Section
4.3.3.

      "KBI MERGER AGREEMENT" shall have the meaning ascribed to such term in the recitals hereto.

      "LEASES" shall mean all leases, licenses or other documents providing for the use or occupancy of any portion of any Property, including all amendments, extensions, renewals, supplements, modifications, sublets and assignments thereof and all separate letters or separate agreements relating thereto.

      "LENDER" shall have the meaning ascribed to such term in the preamble hereto.

      "LIBO RATE" shall mean that rate of interest equal to (a) the quotient of
(i) the rate of interest, rounded upward, if necessary, to the nearest whole multiple of .0625% (1/16 of 1%), quoted by Lender as the London Inter-Bank Offered Rate for deposits in U.S. Dollars on the date, at approximately 11:00 a.m. London time, that is two Business Days prior to any applicable Borrowing Date for purposes of calculating effective rates of interest for loans or obligations making reference thereto for an amount approximately equal to a LIBO Rate Tranche and for a period of time approximately equal to a LIBOR Period, divided by (ii) 100% minus the Reserve Percentage.

      "LIBO RATE TRANCHE" shall mean a Borrowing Tranche as to which the LIBO Rate is applicable.

      "LIBOR PERIOD" shall mean a period of 90 days, plus or minus one or two days, with respect to a LIBO Rate Tranche; provided that no LIBOR Period shall extend beyond the Maturity Date.

      "MATURITY DATE" means September 22, 2014.

      "OCC" means the Office of the Comptroller of the Currency or the successor primary federal regulator of Subsidiary Bank.

      "OTS" means the Office of Thrift Supervision.

      "PERSON" means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof (including a Governmental Agency) or any other entity or organization.

      "PROPERTY" means any real property owned or leased by Borrower or any Subsidiary.

      "RATE ELECTION NOTICE" shall mean a properly completed notice in the form attached as Exhibit B hereto or a verbal notice conveyed to Lender in accordance with its disbursement procedures from time to time.

      "RESERVE PERCENTAGE" shall mean the percentage announced within Lender as the reserve percentage under Regulation D of the FRB for loans and obligations making reference to a LIBO Rate for a LIBOR Period. The Reserve Percentage shall be based on Regulation D or other regulations from time to time in effect concerning reserves for Eurocurrency Liabilities as defined in Regulation D from related institutions as though Lender were in a net borrowing position, as promulgated by the FRB, or its successor.

      "RICO RELATED LAW" shall mean the Racketeer Influenced and Corrupt Organizations Act of 1970 or any other federal, state or local law for which forfeiture of assets is a potential penalty.

      "SEC" shall mean the Securities and Exchange Commission of the United States of America.

      "SOUTHWEST HOLDING" shall have the meaning ascribed to such term in the recitals hereto.

      "SUBORDINATED DEBT" shall have the meaning ascribed to such term in the recitals hereto.

      "SUBORDINATED DEBT AMOUNT" shall have the meaning ascribed to such term in the recitals hereto.

      "SUBORDINATED DEBENTURE" means a subordinated debenture in the form attached as Exhibit A hereto in the principal amount of the Subordinated Debt Amount, as amended, restated, supplemented or modified from time to time and each debenture delivered in substitution or exchange for such subordinated debenture.

      "SUBSIDIARY" means Southwest Holding, Subsidiary Bank and any other corporation or other entity of which any Equity Interest is directly or indirectly owned by Borrower.

      "SUBSIDIARY BANK" shall have the meaning ascribed to such term in the recitals hereto and shall include any successor to Southwest Bank of Texas, Inc. or such other lead or principal depository institution of Borrower.

      "SUBSIDIARY BANK SUBORDINATED INDEBTEDNESS" means any subordinated debt issued by Subsidiary Bank from time to time that constitutes tier 2 regulatory capital.

      "SUBSIDIARY SHARES" shall have the meaning ascribed to such term in
Section 4.1.3.

      "TIER 1 CAPITAL" shall have the definition provided in, and shall be determined in accordance with, the rules and regulations of the FRB.

      "TIER 2 CAPITAL" shall have the definition provided in, and shall be determined in accordance with, the rules and regulations of the FRB.

      "TRUST" means that certain Delaware statutory business trust known as "SWBT STATUTORY TRUST I," which is maintained by Borrower in accordance with that certain Amended and Restated Declaration of Trust, dated as of October 7, 2003, by and among U.S. Bank National Association, as institutional trustee, Borrower, as sponsor, and the administrators identified therein.

      "UCC" shall mean the Uniform Commercial Code as enacted in the State of Missouri, as amended or recodified.

      "UNAUDITED FINANCIAL STATEMENTS" shall have the meaning ascribed to such term in Section 4.4.

      1.2. CERTAIN UCC AND ACCOUNTING TERMS; INTERPRETATIONS. Except as otherwise defined in this Agreement or the other Debt Documents, all words, terms and/or phrases used herein and therein shall be defined by the applicable definition therefore (if any) in the UCC. Notwithstanding the foregoing, any accounting terms used in this Agreement which are not specifically defined herein shall have the meaning customarily given to them in accordance with GAAP. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words "hereof", "herein" and "hereunder" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word "including" when used in this Agreement without the phrase "without limitation," shall mean "including, without limitation." All references to time of day herein are references to St. Louis, Missouri time unless otherwise specifically provided. Any reference contained herein to attorneys' fees and expenses shall be deemed to be reasonable fees and expenses of Lender's outside counsel and of any other third-party experts or consultants engaged by Lender's outside counsel on Lender's behalf. All references to any Debt Document shall be deemed to be to such document as amended, restated, supplemented or modified from time to time. With respect to any reference in this Agreement to any defined term, (a) if such defined term refers to a Person, then it shall also mean all heirs, legal representatives and permitted successors and assigns of such Person, and (b) if such defined term refers to a document, instrument or agreement, then it shall also include any replacement, extension or other modification thereof.

      1.3. EXHIBITS AND SCHEDULES INCORPORATED. All Exhibits and Schedules attached hereto or referenced herein, are hereby incorporated into this Agreement.

2.    SUBORDINATED DEBT.

      2.1. GENERAL MATTERS.

            2.1.1. CERTAIN TERMS. Lender agrees to extend the Subordinated Debt to Borrower in accordance with the terms of, and subject to the conditions set forth in, this Agreement, the Subordinated Debenture and the other Debt Documents. An initial Borrowing Tranche in an amount equal to the entire principal amount of the Subordinated Debt shall be borrowed on the Closing Date and, thereafter, any such Borrowing Tranche may be converted or renewed from time to time in accordance with the terms and subject to the conditions set forth in this Agreement. Subject to Section 2.6 and any other conditions and limitations set forth in this Agreement, any Borrowing Tranche under the Subordinated Debt shall be treated as, at Borrower's election subject to and in accordance with the terms in this Agreement: (a) a LIBO Rate Tranche and shall bear interest per annum at a rate equal to 1.25% (125 basis points) plus the LIBO Rate; or (b) a Base Rate Tranche and, except as provided in Section 2.7.2, shall bear interest at a rate equal to the Base Rate minus 1.00% (100 basis points). The unpaid principal balance plus all accrued but unpaid interest on the Subordinated Debt shall be due and payable on the Maturity Date, or such earlier date on which such amount shall become due and payable on account of acceleration by Lender in accordance with the terms of the Subordinated Debenture or this Agreement.

            2.1.2. SUBORDINATION. The Subordinated Debenture shall be subordinated in accordance with the subordination provisions set forth therein.

      2.2. THE SUBORDINATED DEBENTURE. The Debt shall be evidenced by the Subordinated Debenture.

      2.3. MATURITY DATE. On the Maturity Date, all sums due and owing under this Agreement and the other Debt Documents with respect to the Subordinated Debenture shall be repaid in full. Borrower acknowledges and agrees that Lender has not made any commitments, either express or implied, to extend the terms of the Debt past its Maturity Date, unless Borrower and Lender hereafter specifically otherwise agree in writing.

      2.4. UNSECURED DEBT. The obligations of Borrower to Lender under the Subordinated Debenture shall be unsecured.

      2.5. THE CLOSING. The initial funding of the Debt (the "CLOSING") will occur at the offices of Barack Ferrazzano, counsel to Lender, at 333 West Wacker Drive, Suite 2700, Chicago, Illinois at 9:30 a.m. on the Closing Date, or at such other place or time or on such other date as the parties hereto may agree, by disbursing the proceeds of the Debt in accordance with any Instructions received at least one Business Day prior to Closing.

      2.6. INTEREST RATES. Borrower agrees that matters concerning the election, payment, application, accrual and computation of interest and interest rates shall be in accordance with Lender's practices set forth in this Agreement and in the other Debt Documents.

            2.6.1. INTEREST RATE ELECTION. The initial Borrowing Tranche shall bear interest as a LIBOR Rate Tranche. For any subsequent Borrowing Tranche, Borrower shall make a LIBO Rate or Base Rate election by delivering a Rate Election Notice (a) not less than one Business Day prior to the Borrowing Date, in the case of Base Rate Tranche, (b) not less than three Business Days prior to the Borrowing Date, in the case of a LIBO Rate Tranche, and (c) in no event more than five Business Days prior to a Borrowing Date, provided that no more than one LIBO Rate Tranche for the Debt shall be outstanding at any one time. Each Rate Election Notice shall specify the LIBOR Period to be applicable to any LIBO Rate Tranche with respect to the Debt. The LIBO Rate shall remain fixed for all disbursements made under a Debt that bear interest based on the LIBO Rate until the next LIBOR Period commences. Any Rate Election Notice delivered by Borrower shall be irrevocable and may not be modified in any way without the prior, written approval of Lender. In addition to initially electing to designate a Borrowing Tranche as a Base Rate Tranche or a LIBO Rate Tranche, Borrower may further elect, by designation on a Rate Election Notice, (i) to convert a Base Rate Tranche or any portion thereof to a LIBO Rate Tranche, (ii) to convert a LIBO Rate Tranche or any portion thereof into a Base Rate Tranche, or (iii) to continue any LIBO Rate Tranche or any portion thereof for an additional LIBOR Period. In the event that Borrower fails to notify Lender that it desires to continue any LIBO Rate Tranche or any portion thereof by the last day of the applicable LIBOR Period, Borrower shall be deemed to have elected to continue the LIBO Rate Tranche in question for an additional LIBOR Period equal in length to the expiring LIBOR Period. The LIBOR Period for the continuation of any LIBO Rate Tranche shall commence on the day after the last day of the next preceding LIBOR Period. Notwithstanding anything to the contrary contained herein and subject to the default interest provisions contained herein, if an Event of Default occurs, all LIBO Rate Tranches will convert to Base Rate Tranches upon the expiration of the LIBOR Periods therefor. The conversion of a LIBO Rate Tranche to a Base Rate Tranche pursuant to a description in a Rate Election Notice shall only occur on the last Business Day of the LIBOR Period relating to such LIBO Rate Tranche. Lender is hereby authorized to rely upon a Rate Election Notice delivered by any authorized officer of Borrower, including the Chief Financial Officer, Controller and Treasurer of Borrower from time to time, and such additional authorized agents as any of the above-referenced officers of Borrower shall designate, in writing, to Lender from time to time.

            2.6.2. INTEREST PAYMENTS. Subject to Section 2.6.3 and except as otherwise expressly provided in the Subordinated Debenture, interest accrued on each Borrowing Tranche or any other outstanding amount of the Debt shall be payable by Borrower in arrears on the last day of each December, March, June and September, commencing December 31, 2004, and on the Maturity Date.

            2.6.3. DEFAULT INTEREST. Notwithstanding the rates of interest and the payment dates specified in this Section 2.6, effective immediately upon the occurrence and during the continuance of any Event of Default, the principal balance of the Debt then outstanding and, to the extent permitted by applicable law, any interest payments not paid within 10 days after the same becomes due shall bear interest payable upon demand at a rate which is 3% per annum in excess of the rate of interest otherwise payable under this Agreement (the "DEFAULT RATE"). Notwithstanding anything to the contrary set forth in this
Section 2.6.3 or elsewhere in this Agreement, the Default Rate of interest shall only apply with respect to an Event of Default relating to the Subordinated Debt if such Event of Default occurs pursuant to (a) Sections 8.1.1.12 or 8.1.1.13 or
(b) such Event of Default is one with respect to which Lender would be entitled to declare the Subordinated Debenture immediately due and payable pursuant to
Section 8.6. In addition, all other amounts due Lender (whether directly or for reimbursement) under this Agreement or any of the other Debt Documents, if not paid when due or, in the event no time period is expressed, if not paid within five days after written notice from Lender that the same has become due, shall thereafter bear interest at the foregoing Default Rate. Finally, any amount due on the Maturity Date which is not then paid shall also bear interest thereafter at the Default Rate.

            2.6.4. COMPUTATION OF INTEREST. Interest shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days. In computing interest, the date of funding shall be included and the date of payment shall be excluded; provided, however, that if any funding is repaid on the same day on which it is made, one day's interest shall be paid thereon. The parties hereto intend to conform strictly to applicable usury laws as in effect from time to time during the terms of the Debt. Accordingly, if the transaction contemplated hereby would be usurious under applicable law (including the laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable), then, in that event, notwithstanding anything to the contrary in this Agreement or the Subordinated Debenture, Borrower and Lender agree that the aggregate of all consideration that constitutes interest under applicable law that is contracted for, charged or received under or in connection with this Agreement shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited to Borrower by Lender (or if such consideration shall have been paid in full, such excess refunded to Borrower by Lender).

      2.7. CERTAIN PROVISIONS REGARDING LIBO RATE TRANCHES.

            2.7.1. CHANGES; LEGAL RESTRICTIONS. In the event the adoption of or any change in any law, treaty, rule, regulation, guideline or the interpretation or application thereof by a governmental authority (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) either (a) subjects Lender to any tax (other than income taxes or franchise taxes not specifically based on Debt transactions), duty or other charge of any kind with respect to any

LIBO Rate Tranche or changes the basis of taxation of payments to Lender of principal, fees, interest or any other amount payable in connection with a LIBO Rate Tranche, or (b) imposes on Lender any other condition materially more burdensome in nature, extent or consequence than those in existence as of the date of this Agreement, and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining any LIBO Rate Tranches or to reduce any amount receivable thereunder; then, in any such case, Borrower shall promptly pay to Lender, as applicable, upon demand, such amount or amounts as may be necessary to compensate Lender for any such additional cost incurred or reduced amounts received.

            2.7.2. LIBO RATE LENDING UNLAWFUL. If Lender shall determine (which determination shall, upon notice thereof to Borrower, be conclusive and binding in the absence of readily demonstrable error) that the adoption of or any change in any law, treaty, rule, regulation, guideline or in the interpretation or application thereof by any governmental authority makes it unlawful for Lender to make or maintain any LIBO Rate Tranche, (a) the obligation of Lender to make or continue any LIBO Rate Tranche shall, upon such determination, forthwith be suspended until Lender shall notify Borrower that the circumstances causing such suspension no longer exist, and (b) if required by such law, interpretation or application, all LIBO Rate Tranches shall automatically convert into Base Rate Tranches and shall bear interest from time to time at a rate equal to the Base Rate plus or minus such number of basis points as shall result in a rate of interest equivalent to the rate of interest that would otherwise apply to a LIBO Rate Tranche from time to time.

            2.7.3. UNASCERTAINABLE INTEREST RATE. If Lender shall have determined in good faith that adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Tranches, then, upon notice from Lender to Borrower, the LIBO Rate that was last ascertainable shall be deemed the LIBO Rate for up to 30 days from the date of Lender's notice. If, after such 30 day period, the LIBO Rate remains unascertainable, the obligations of Lender to make or continue LIBO Rate Tranches shall forthwith be suspended, and thereafter the Debt shall continue at the Base Rate until Lender shall notify Borrower that the circumstances causing such suspension no longer exist. Lender will give such notice when it determines, in good faith, that such circumstances no longer exist; provided, however, that Lender shall not have any liability with respect to any delay in giving such notice.

            2.7.4. FUNDING LOSSES. In the event Lender shall incur any loss or expense (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to make or maintain any LIBO Rate Tranche) as a result of any continuance, conversion, repayment or prepayment of the principal amount of, or failure to make or termination of, any LIBO Rate Tranche on a date other than the scheduled last day of the LIBOR Period applicable thereto, then, upon the written notice of such from Lender to Borrower, Borrower shall reimburse such Lender for such loss or expense within three Business Days after receipt of such notice. Such written notice (which shall include calculations in reasonable detail) shall be conclusive and binding in the absence of readily demonstrable error.

            2.7.5. ADDITIONAL INTEREST ON LIBO RATE TRANCHES. So long as and to the extent Lender shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (as defined in the definition of Reserve Percentage), and Lender's performance under this Agreement shall have given rise to additional reserve requirements for Lender thereunder, Borrower shall pay to Lender additional interest on the unpaid principal amount of each LIBO Rate Tranche. Such additional interest shall accrue from the later of the date such reserve requirement commences and the date of the first disbursement under such LIBO Rate Tranche until the earlier of the date such reserve requirement ends and the date the principal amount of such LIBO Rate Tranche is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (a) the LIBO Rate for the LIBOR Period for such LIBO Rate Tranche from (b) the rate obtained by dividing the LIBO Rate by a percentage equal to 100% minus the Reserve Percentage as in effect from time to time during such LIBOR Period. Lender shall, as soon as practicable but not later than the last day of the LIBOR Period, provide notice to Borrower of any such additional interest arising in connection with such LIBO Rate Tranche and the certification of Lender that the additional amount is due and that the additional reserve requirement is applicable to such LIBO Rate Tranche. Such additional interest shall be payable directly to Lender on the dates specified herein for payment of interest.

            2.7.6. NOTICE OF CHANGES OR INCREASED COSTS RELATING TO LIBO RATE TRANCHES. Lender agrees that, as promptly as reasonably practicable after it becomes aware of the occurrence of an event or the existence of a condition which would cause it to be affected by any of the events or conditions described in this Section 2.7, it will notify Borrower of such event and the possible effects thereof, provided that the failure to provide such notice shall not affect Lender's rights to reimbursement provided for herein.

      2.8. PAYMENTS. Borrower agrees that matters concerning prepayments, payments and application of payments shall be in accordance with Lender's practices set forth in this Agreement and in the other Debt Documents.

            2.8.1. PREPAYMENT. Subject to Section 2.7.4 hereof (a) if the Debt no longer constitutes Tier 2 Capital of the Borrower or (b) at any time after September 22, 2009, Borrower may, upon at least one Business Day's notice to Lender, prepay, without penalty, all or a portion of the principal amount outstanding under the Subordinated Debt in a minimum aggregate amount of $75,000 or any larger integral multiple of $75,000 by paying the principal amount to be prepaid, together with unpaid accrued interest thereon to the date of prepayment.

            2.8.2. MANNER AND TIME OF PAYMENT. All payments of principal, interest and fees hereunder payable to Lender shall be made, without condition or reservation of right and free of set-off or counterclaim, in U.S. dollars and by wire transfer (pursuant to Lender's written wire transfer instructions) of immediately available funds delivered to Lender not later than 11:00 a.m. (Central time) on the date due. Funds received by Lender after that time and date shall be deemed to have been paid on the next succeeding Business Day.

            2.8.3. PAYMENTS ON NON-BUSINESS DAYS. Whenever any payment to be made by Borrower hereunder shall be stated to be due on a day which is not a Business Day, payments shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

            2.8.4. APPLICATION OF PAYMENTS. All payments received by Lender from or on behalf of Borrower shall first be applied to amounts due to Lender to reimburse Lender's costs and expenses, including those pursuant to Section 5.6 or Section 8.5 and, second to accrued interest under the Subordinated Debenture, and third to principal amounts outstanding under the Subordinated Debenture; provided, however, subject to Section 8.6 of this Agreement, that after the date on which the final payment of principal with respect to the Debt is due or following and during any Event of Default, all payments received on account of Borrower's Liabilities shall be applied in whatever order, combination and amounts as Lender, in its sole and absolute discretion, decides, to principal and accrued interest under the Subordinated Debenture and to all costs, expenses and other indebtedness owing to Lender in connection with or relating to the obligations of Borrower under this Agreement. No amount paid or prepaid under the Subordinated Debenture may be reborrowed.

      2.9. CAPITAL ADEQUACY. If Lender shall reasonably determine that the application or adoption of any law, rule, regulation, directive, interpretation, treaty or guideline regarding capital adequacy, or any change therein or in the interpretation or administration thereof, whether or not having the force of law (including, without limitation, application of changes to Regulation H and Regulation Y of the FRB issued by the FRB on January 19, 1989 and regulations of the Comptroller of the Currency, Department of Treasury, 12 CFR Part 3, Appendix A, issued by the Comptroller of the Currency on January 27, 1989) increases the capital required or expected to be maintained by Lender or any person or entity controlling Lender, and such increase is based upon the existence of Lender's obligations hereunder and under other commitments of this type, then, within 10 days after demand from Lender, Borrower shall pay to Lender, from time to time, such amount or amounts as will compensate Lender or such controlling person or entity, as the case may be, for such increased capital requirement. The determination of any amount to be paid by Borrower under this Section 2.9 shall take into consideration the policies of Lender or of any Person controlling Lender with respect to capital adequacy and shall be based upon any reasonable averaging, attribution and allocation methods. A certificate of Lender setting forth the amount or amounts as shall be necessary to compensate Lender as specified in this Section 2.9 shall be delivered to Borrower.

3.    DISBURSEMENTS.

      3.1. INITIAL DISBURSEMENT. At such time as all of the terms and conditions set forth in Section 3.2 have been satisfied by Borrower and Borrower has executed and delivered to Lender each of the Debt Documents and any other related documents in form and substance satisfactory to Lender, in its sole and absolute discretion, Lender shall disburse to Borrower an amount equal to $75,000,000 (the "INITIAL DISBURSEMENT") under the Subordinated Debenture.

      3.2. CONDITIONS PRECEDENT TO INITIAL DISBURSEMENT. In conjunction with and as additional (but independent) supporting evidence for certain of the covenants, representations and warranties made by Borrower herein, prior to and as a condition of the Initial Disbursement, Borrower shall deliver or cause to be delivered to Lender each of the following, each of which shall be in form and substance satisfactory to Lender, in its sole and absolute discretion:

            3.2.1. OPINIONS. An opinion of counsel of Borrower in substantially the form attached as Exhibit C hereto and otherwise satisfactory to Lender, dated on or about the date of the Initial Disbursement.

            3.2.2. DEBT DOCUMENTS. The Debt Documents, including, without limitation, the Subordinated Debenture.

            3.2.3. AUTHORITY DOCUMENTS. Copies certified by the appropriate secretary of state or Governmental Agency of (a) the certificate of incorporation of Borrower and Southwest Holding and (b) the charter of Subsidiary Bank. Good standing certificates for (i) Borrower and Southwest Holding issued by the Secretary of State of the state in which it is organized and (ii) Subsidiary Bank issued by the OCC. Copies certified by the Secretary or an Assistant Secretary of Borrower of the Bylaws of Borrower, Southwest Holding and Subsidiary Bank. Copies certified by the Secretary or an Assistant Secretary of Borrower of resolutions of the board of directors of Borrower authorizing the execution, delivery and performance of this Agreement, the Subordinated Debenture and the other Debt Documents. An incumbency certificate of the Secretary or an Assistant Secretary of Borrower certifying the names of the officer or officers of Borrower authorized to sign this Agreement, the Subordinated Debenture and the other documents provided for in this Agreement, together with a sample of the true signature of each such officer (Lender may conclusively rely on such certificate until formally advised by a like certificate of any changes therein).

            3.2.4. REGULATORY CONSENTS. Copies certified by the Secretary or an Assistant Secretary of Borrower of all documents evidencing all necessary consents, approvals and determinations of any Governmental Agency with respect to the transactions contemplated in (a) the Debt Documents and any other transactions between Lender and Borrower or Subsidiary Bank and (b) the transactions contemplated in the KBI Merger Agreement.

            3.2.5. INSTRUCTIONS. The Instructions.

            3.2.6. CERTAIN COSTS OF LENDER. Payment of those costs and expenses incurred by Lender to date in connection with the transactions contemplated herein, such as Lender's attorneys' fees and expenses, that Borrower is obligated to pay pursuant to Section 5.6.

      3.3. ADDITIONAL CONDITIONS TO INITIAL DISBURSEMENT. Notwithstanding anything to the contrary contained herein, the continued performance, observance and compliance by Borrower of and with all of the covenants, conditions and agreements of Borrower contained herein (whether or not non-performance constitutes an Event of Default) and in the other Debt Documents shall be further conditions precedent to any disbursements of the proceeds under the Debt. In addition, Lender shall not be required to disburse proceeds under the Debt at any time that any of the following are true:

            3.3.1. DEFAULT. There exists an Event of Default.

            3.3.2. LEGISLATION OR PROCEEDINGS. Any legislation has been passed or any suit or other proceeding has been instituted the effect of which is to prohibit, enjoin (or to declare unlawful or improper) or otherwise adversely affect, in Lender's sole and absolute judgment, Borrower's performance of its obligations hereunder, or any litigation or governmental proceeding has been instituted or threatened against Borrower or any Subsidiary or any of their officers or shareholders which, in the sole discretion of Lender, may adversely affect the financial condition or operations of Borrower or any Subsidiary.

            3.3.3. MATERIAL ADVERSE CHANGE. There has occurred, in Lender's sole and complete discretion, a material adverse change in the financial condition or affairs of Borrower, Southwest Holding or Subsidiary Bank since the date of the Borrower 2003 Audited Financial Statements, after giving effect to all financial information with respect to any period ending after December 31, 2003 that Borrower has made publicly available through a filing with the SEC.

            3.3.4. APPROVALS. All necessary or appropriate actions and proceedings have not been taken in connection with, or relating to, the transactions contemplated hereby and all documents incident thereto have not been completed and tendered for delivery, in substance and form satisfactory to Lender, including, without limitation, if appropriate in the opinion of Lender, Lender's failure to have received evidence of all necessary approvals from Governmental Agencies.

4. GENERAL REPRESENTATIONS AND WARRANTIES. Borrower hereby covenants, represents and warrants to Lender as follows:

      4.1. ORGANIZATION AND AUTHORITY.

            4.1.1. LEGAL MATTERS. Borrower (a) is a corporation duly organized validly existing and in good standing under the laws of the State of Texas, (b) is duly qualified as a foreign corporation and in good standing in all states in which it is doing business except where the failure to so qualify would not have a material adverse effect on the financial condition, business, operations or prospects of Borrower and (c) has all requisite power and authority, corporate or otherwise, to own, operate and lease its properties and to carry on its business as now being conducted. Each Subsidiary is duly organized, validly existing and chartered under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to own, operate and lease its properties and to carry on its business as now being conducted. The deposit accounts of Subsidiary Bank are insured by the FDIC. Borrower and the Subsidiaries have made payment of all franchise and similar taxes in all of the respective jurisdictions in which they are incorporated, chartered or qualified, except for any such taxes (i) where the failure to pay such taxes will not have a material adverse effect on the financial condition, business or operations of Borrower or any Subsidiary, (ii) the validity of which is being contested in good faith and (iii) for which proper reserves have been set aside on the books of Borrower or any applicable Subsidiary, as the case may be.

            4.1.2. CAPITAL STOCK OF BORROWER. Section 4.1.2 of the Disclosure Schedule correctly sets forth (a) the state or states in which Borrower conducts its business, (b) a list of all Subsidiaries of Borrower, all of which are directly or indirectly wholly owned by Borrower, and (c) a list of each class of stock of Borrower and the number of authorized and issued and outstanding shares of each class of stock of Borrower, and, except as otherwise stated in Section
4.1.2 of the Disclosure Schedule, there is no plan, agreement or understanding providing for, or contemplating, the issuance of any additional shares of capital stock of Borrower. All of the outstanding capital stock of Borrower has been duly authorized, legally and validly issued, fully paid and nonassessable. Except (i) for common stock of Borrower to be issued in connection with the KBI Merger, (ii) for capital stock of Borrower that may be issued in connection with executive compensation plans, employee and director stock option plans, dividend reinvestment plans, optional cash purchase plans and employee stock purchase programs adopted by Borrower or Subsidiary Bank in the ordinary course of business consistent with applicable laws and regulations, and (iii) as otherwise stated in Section 4.1.2 of the Disclosure Schedule, there are no outstanding options, rights, warrants or other agreements or instruments obligating Borrower to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Borrower or obligating Borrower to grant, extend or enter into any such agreement or commitment.

            4.1.3. CAPITAL STOCK OF THE SUBSIDIARIES. Section 4.1.3 of the Disclosure Schedule correctly sets forth (a) the state or states in which Subsidiary Bank conducts its business. Borrower owns 100% of the outstanding capital stock of Southwest Holding, and Southwest Holding owns 100% of the outstanding capital stock of Subsidiary Bank. There is no plan, agreement or understanding providing for, or contemplating, the issuance of any additional shares of capital stock of Southwest Holding or Subsidiary Bank. All of the outstanding shares of capital stock of Southwest Holding and Subsidiary Bank (the "SUBSIDIARY SHARES") have been duly authorized, legally and validly issued, fully paid and nonassessable, and the Subsidiary Shares issued by Subsidiary Bank and Southwest Holding are owned by Southwest Holding and Borrower, respectively, free and clear of all pledges, liens, security interests, charges or encumbrances, and, following the Closing Date, Southwest Holding and Borrower, respectively, will own such Subsidiary Shares free and clear of all pledges, liens, security interests, charges or encumbrances. None of the Subsidiary Shares have been issued in violation of any shareholder's preemptive rights. Except as otherwise stated in Section 4.1.3 of the Disclosure Schedule, there are no outstanding options, rights, warrants or other agreements or instruments obligating Borrower to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Subsidiary or obligating Borrower or Subsidiary to grant, extend or enter into any such agreement or commitment.

      4.2. NO IMPEDIMENT TO TRANSACTIONS.

            4.2.1. TRANSACTION IS LEGAL AND AUTHORIZED. The borrowing of the principal amount of the Debt, the execution of this Agreement and the other Debt Documents and compliance by Borrower with all of the provisions of this Agreement and of the other Debt Documents are within the corporate and other powers of Borrower. This Agreement and the other Debt Documents have been duly authorized, executed and delivered, and are the legal, valid and binding obligations of Borrower or other signatory thereof (other than Lender), as appropriate, enforceable in accordance with their terms.

            4.2.2. NO DEFAULTS OR RESTRICTIONS. Neither the execution and delivery of the Debt Documents nor compliance with their terms and conditions will conflict with or result in a material breach of, or constitute a material default under, any of the terms, obligations, covenants, conditions or provisions of any corporate restriction or of any indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, corporate charter, bylaw or any other agreement or instrument to which Borrower or any Subsidiary is now a party or by which any of them or any of their properties may be bound or affected, or any judgment, order, writ, injunction, decree or demand of any court, arbitrator, grand jury, or Governmental Agency, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or asset of Borrower or any Subsidiary under the terms or provisions of any of the foregoing. None of Borrower or any Subsidiary is in material default in the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in any indenture or other agreement creating, evidencing or securing indebtedness of any kind or pursuant to which any such indebtedness is issued, or other agreement or instrument to which Borrower or any Subsidiary is a party or by which Borrower or any Subsidiary or their properties may be bound or affected.

            4.2.3. GOVERNMENTAL CONSENT. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained by Borrower and no registrations or declarations are required to be filed by Borrower in connection with, or contemplation of, the execution and delivery of, and performance under, this Agreement and the other Debt Documents.

      4.3. PURPOSES OF DEBT; KBI MERGER AGREEMENT.

            4.3.1. USE OF PROCEEDS. Borrower shall use the proceeds of the Debt to fund its acquisition of KBI, with any remaining proceeds to be used for general corporate purposes including to support the growth of Subsidiary Bank. The Debt is an exempt transaction under the Truth-in-Lending Act, as amended or recodified. Borrower does not own any "margin security" as such term is defined in Regulation G of the FRB. Borrower will not use any part of the proceeds of the Debt (a) directly or indirectly to purchase or carry any margin security or reduce or retire any indebtedness originally incurred to purchase any such margin security within the meaning of Regulation U of the FRB, or (b) so as to involve Borrower or Lender in a violation of Regulation U of the FRB. Borrower agrees to execute, or cause to be executed, all instruments necessary to comply with all of the requirements of Regulation U of the FRB.

            4.3.2. USURY. The proceeds shall be used for business purposes and none of the amounts to be received by Lender as interest under the Subordinated Debenture is usurious or illegal under applicable law.

            4.3.3. KBI MERGER AGREEMENT MATTERS. The KBI Merger Agreement remains in full force and effect and is identical to the agreement included as Annex A-1 to Amendment No. 1 to Form S-4 filed by Borrower with the SEC on August 24, 2004. Neither Borrower nor SWBT Merger III have breached, and to the best of Borrower's knowledge KBI has not breached, its obligations under the KBI Merger Agreement. All approvals and consents from Governmental Agencies required to be obtained in order for the transactions that are contemplated by the KBI Merger Agreement (collectively, the "KBI MERGER") to be consummated have been obtained. To the best of Borrower's knowledge, all conditions to the KBI Merger have been satisfied, and the KBI Merger is scheduled to be consummated on or before October 8, 2004.

      4.4. FINANCIAL CONDITION.

            4.4.1. BORROWER FINANCIAL STATEMENTS. Borrower has delivered to Lender copies of the consolidated financial statements of Borrower as of and for the year ending December 31, 2003 (the "BORROWER 2003 AUDITED FINANCIAL STATEMENTS DATE"), audited by Borrower's Accountant (the "BORROWER 2003 AUDITED FINANCIAL STATEMENTS"). The Borrower 2003 Audited Financial Statements are true and correct, are prepared in accordance with the respective books of account and records of Borrower and its Subsidiaries and have been prepared in accordance with GAAP applied on a basis consistent with prior periods, and fairly and accurately present in all material respects the financial condition of Borrower and its Subsidiaries and their assets and liabilities and the results of their operations as of such date. Since the Borrower 2003 Audited Financial Statements Date, there has been no material and adverse change in the financial condition, business, properties or operations of Borrower, Southwest Holding or Subsidiary Bank. In addition, Borrower has delivered to Lender copies of call reports filed by Subsidiary Bank for the period ending June 30, 2004 and copies of regulatory filings (including Form FRY-9C filings) (such call reports and regulatory filings, "UNAUDITED FINANCIAL STATEMENTS" and together with the Borrower 2003 Audited Financial Statements, the "BORROWER FINANCIAL STATEMENTS"). The Unaudited Financial Statements are true and correct, are prepared in accordance with the respective books of account and records of Borrower and its Subsidiaries and have been prepared in accordance with applicable banking regulations, rules and guidelines on a basis consistent with prior periods, and fairly and accurately present in all material respects the financial condition of Borrower and Subsidiary Bank and their respective assets and liabilities and the results of their respective operations as of such date. The Borrower 2003 Audited Financial Statements and the Unaudited Financial Statements contain and reflect provisions for taxes, reserves and other liabilities of Borrower in accordance with GAAP and applicable banking regulations, rules and guidelines, respectively. None of Borrower, Southwest Holding or Subsidiary Bank has any material debt, liability or obligation of any nature (whether accrued, contingent, absolute or otherwise) which is not provided for or disclosed in the Borrower Financial Statements.

            4.4.2. LOANS. Each loan having an outstanding balance of more than $500,000 and reflected as an asset of Subsidiary Bank in the Borrower Financial Statements is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms. To the best of Borrower's knowledge, no obligor named therein is seeking to avoid the enforceability of the terms of any loan, and no loan having an unpaid balance (principal and accrued interest) in excess of $500,000 is subject to any defense, offset or counterclaim.

            4.4.3. ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses shown in the Borrower Financial Statements is adequate to cover losses in the loan portfolio as of the Borrower 2003 Audited Financial Statements Date.

            4.4.4. SOLVENCY. After giving effect to the consummation of the transactions contemplated by this Agreement, Borrower and the Subsidiaries have capital sufficient to carry on their respective business and transactions and all businesses and transactions in which they are about to engage and each is solvent and able to pay its debts as they mature. No transfer of property is being made and no indebtedness is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Borrower or any Subsidiary.

            4.4.5. SUBORDINATION. The Junior Subordinated Debentures are expressly subordinate and junior in all respects (including, without limitation, with respect to the right of payment) to the Debt to the extent provided in
Article XV of the Indenture. The Debt constitutes "Senior Indebtedness" as defined in the Indenture.

      4.5. TITLE TO PROPERTIES.

            4.5.1. OWNED PROPERTY. Except for real property and other assets acquired and/or being acquired from debtors in full or partial satisfaction of obligations owed to Subsidiary Bank and property or other assets leased by Borrower, Southwest Holding or Subsidiary Bank, Borrower and the Subsidiaries have, respectively, good and marketable fee title to all the Properties, and good and marketable title to all other property and assets reflected in the Borrower Financial Statements, excluding property and assets sold or otherwise disposed of for their fair market value subsequent to the date of such Borrower Financial Statements.

            4.5.2. LEASED PROPERTY. For assets or property leased by Borrower or any Subsidiary, Borrower and each such Subsidiary enjoy peaceful and undisturbed possession under all of the Leases under which they are operating, all of which permit the customary operations of Borrower and any Subsidiary, as applicable. None of such Leases is in material default and no event has occurred which with the passage of time or the giving of notice, or both, would constitute a material default under any thereof.

      4.6. NO MATERIAL ADVERSE CHANGE. Since the Borrower 2003 Audited Financial Statements Date, neither the business, operations, properties nor assets of Borrower or any Subsidiary have been materially and adversely affected in any way, as the result of any act or event, including, without limitation, fire, explosion, accident, act of God, strike, lockout, flood, drought, storm, earthquake, combination of workmen or other labor disturbance, riot, activity of armed forces or of the public enemy, embargo, or nationalization, condemnation, requisition or taking of property, or cancellation or modification of contracts, by any domestic or foreign government or any instrumentality or agency thereof. Since the Borrower 2003 Audited Financial Statements Date, after giving effect to all financial information with respect to any period ending after December 31, 2003 that Borrower has made publicly available through a filing with the SEC, there have been no material changes in the assets, liabilities, or condition, financial or otherwise, of Borrower or any Subsidiary other than changes arising from transactions in the ordinary course of business, and none of such changes has been materially adverse, whether in the ordinary course of business or otherwise.

      4.7. COMPLIANCE WITH LAW. Borrower and the Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, except where any such failure to comply would not materially and adversely affect the financial condition, business or operations of Borrower or any Subsidiary.

            4.7.1. TAXES. Borrower and each Subsidiary have filed all United States income tax returns and all state and municipal tax returns which are required to be filed, and have paid, or made adequate provision for the payment of, all material taxes which have become due pursuant to said returns or pursuant to any assessment received by Borrower or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. Borrower is unaware of any audit, assessment or other proposed action or inquiry of the Internal Revenue Service with respect to the United States income tax liability of Borrower or any Subsidiary. To the best of Borrower's knowledge, Borrower and each Subsidiary have withheld amounts from their employees, shareholders or holders of public deposit accounts in full and complete compliance with the tax withholding provisions of applicable federal, state and local laws and each has filed all federal, state and local returns and reports for all years for which any such return or report would be due with respect to employee income tax withholding, social security, unemployment taxes, income and other taxes and all payments or deposits with respect to such taxes have been made within the time period required by law.

            4.7.2. REGULATORY ENFORCEMENT ACTIONS. Except as set forth in
Section 4.7.2 of the Disclosure Schedule, none of Borrower, any Subsidiary or any of their respective officers or directors is now operating under any restrictions, agreements, memoranda, or commitments (other than restrictions of general application) imposed by any Governmental Agency, nor are any such restrictions threatened or agreements, memoranda or commitments being sought by any Governmental Agency.

            4.7.3. PENDING LITIGATION. Except as otherwise disclosed in Section
4.7.3 of the Disclosure Schedule, there are no actions, suits, proceedings or written agreements pending, or, to the best of Borrower's knowledge, threatened or proposed, against Borrower or any Subsidiary at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, or other administrative agency, domestic or foreign, that, either separately or in the aggregate, will materially and adversely affect the financial condition, business, or operations of any of Borrower or any Subsidiary; and none of Borrower or any Subsidiary is in default with respect to any order, writ, injunction, or decree of, or any written agreement with, any court, commission, board or agency, domestic or foreign, that, either separately or in the aggregate, will materially and adversely affect the financial condition, business, or operations of Borrower or any Subsidiary.

            4.7.4. RICO. There are no suits, actions or proceedings pending or threatened against Borrower or any Subsidiary, or any of the principals thereof, under a RICO Related Law.

            4.7.5. ERISA. All Employee Benefit Plans (as defined in Section 3(3) of ERISA) established or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes are in material compliance with applicable requirements of ERISA, and are in material compliance with applicable requirements (including qualification and non-discrimination requirements) of the Code for obtaining the tax benefits the Code thereupon permits with respect to such plans. Each Employee Benefit Plan which is a group health plan (within the meaning of Section 5000(b)(1) of the Code) complies with and has been maintained and operated in material compliance with each of the requirements of Section 4980B of the Code. Neither Borrower nor any ERISA Affiliate has failed to make any contributions or to pay any amounts with respect to any Employee Benefit Plan or ERISA or any other applicable law. No "reportable event" or "prohibited transaction," as defined in ERISA, has occurred and is continuing as to any Employee Benefit Plan and no excise taxes have been incurred or security is required with respect to any Employee Benefit Plan. Except as set forth in Section 4.7.5 of the Disclosure Schedule, no Employee Benefit Plan has, or as of the Closing Date will have, any amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) for which Borrower or any ERISA Affiliate could be liable to any Person under Title IV of ERISA if any such plan were terminated. All Employee Benefit Plans are funded in accordance with Section 412 of the Code (if applicable). There would be no obligations under Title IV of ERISA relating to any Employee Benefit Plan that is a multiemployer plan if any such plan were terminated or if Borrower or any ERISA Affiliate withdrew from any such plan. Except as required by Section 4980B of the Code or applicable state insurance laws, neither Borrower nor any ERISA Affiliate has promised any employee medical coverage after termination of employment, or promised medical coverage to any former employee or other individual not employed by Borrower or any ERISA Affiliate, and neither Borrower nor any ERISA Affiliate maintains or contributes to any plan or arrangement providing medical benefits to employees after their termination of employment or any other individual not employed by Borrower or any ERISA Affiliate.

            4.7.6. ENVIRONMENTAL. No Property is or, to the best of Borrower's knowledge, has been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials and neither Borrower nor any Subsidiary has engaged in such activities. Each Property, and Borrower and each Subsidiary, are in compliance with all Hazardous Materials Laws. There are no claims or actions ("HAZARDOUS MATERIALS CLAIMS") pending or, to the best of Borrower's knowledge, threatened, nor have there been any such claims or actions in the past, against Borrower or any Subsidiary or any Property by any Governmental Agency or by any other Person relating to any Hazardous Materials or pursuant to any Hazardous Materials Law.

      4.8. BORROWER STATUS.

            4.8.1. RESTRICTIONS ON BORROWER. None of Borrower or any Subsidiary is a party, nor is bound by, any contract or agreement or instrument, or subject to any charter or other corporate restriction materially and adversely affecting its financial condition, business or operations.

            4.8.2. NON-FOREIGN STATUS. Borrower is not a nonresident alien for purposes of U.S. income taxation and is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as said terms are defined in the Internal Revenue Code and Income Tax Regulations).

            4.8.3. INVESTMENT COMPANY ACT. Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            4.8.4. NO BURDENSOME AGREEMENTS. None of Borrower or any Subsidiary is a party to any agreement, instrument or undertaking or subject to any other restriction (a) which presently has a material adverse affect upon the property, financial condition or business operations of Borrower or any Subsidiary, or (b) under or pursuant to which Borrower or any Subsidiary is or will be required to place (or under which any other Person may place) a lien upon any of its properties securing indebtedness either upon demand or upon the happening of a condition, with or without such demand.

      4.9. NO MISSTATEMENT. No information, exhibit, report, schedule or document furnished by the Borrower to Lender in connection with the negotiation, execution or performance of this Agreement or the funding of the Debt contains any untrue statement of a material fact, or omits to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances when made or furnished to Lender.

      4.10. REPRESENTATIONS AND WARRANTIES GENERALLY. Except as otherwise provided in the compliance certificate delivered pursuant to Section 6.4, the representations and warranties set forth in this Agreement or in any other Debt Document will be true and correct on the date of this Agreement. All representations, warranties, covenants and agreements made in this Agreement or in any certificate or other document delivered to Lender by or on behalf of Borrower pursuant to or in connection with this Agreement shall be deemed to have been relied upon by Lender notwithstanding Lender's review of any documents or materials delivered by Borrower to Lender pursuant to the terms hereof and notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf (and Borrower hereby acknowledges such reliance by Lender in making the Debt and all disbursements thereunder) and, furthermore, shall survive the making of any or all of the disbursements of proceeds under the Debt and continue in full force and effect, but only as of the date made, as long as there remains unperformed any obligations to Lender hereunder or under any of the other Debt Documents.

5. GENERAL COVENANTS, CONDITIONS AND AGREEMENTS. Borrower hereby further covenants and agrees with Lender as follows:

      5.1. COMPLIANCE WITH DEBT DOCUMENTS. Borrower shall comply with, observe and timely perform each and every one of the covenants, agreements and obligations under each and every one of the Debt Documents and any other debt document to which it is a party.

      5.2. MATERIAL TRANSACTIONS.

            5.2.1. STRUCTURAL CHANGES. The provisions of this Section 5.2.1 shall govern the assignment and assumption of Borrower's obligations hereunder in the event of certain mergers, consolidations and sales involving Borrower.

                  5.2.1.1. Nothing contained in this Agreement shall prevent any consolidation or merger of Borrower with or into any other Person (whether or not affiliated with Borrower) or successive consolidations or mergers in which Borrower or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or other disposition of the property or capital stock of Borrower or its successor or successors as an entirety, or substantially as an entirety, to any other Person (whether or not affiliated with Borrower, or its successor or successors) authorized to acquire and operate the same; provided, however, that Borrower hereby covenants and agrees that, upon any such consolidation, merger (where Borrower is not the surviving corporation), sale, conveyance, transfer or other disposition, the due and punctual payment of the principal of and interest on the Subordinated Debenture in accordance with their terms, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Agreement to be kept or performed by Borrower, shall be expressly assumed by an assignment and assumption agreement reasonably satisfactory in form and substance to Lender executed and delivered to Lender by the entity formed by such consolidation, or into which Borrower shall have been merged, or by the entity which shall have acquired such property or capital stock.

                  5.2.1.2. In case of any such consolidation, merger, sale, conveyance, transfer or other disposition and upon the assumption by the successor entity, by an assignment and assumption agreement executed and delivered to Lender and reasonably satisfactory in form and substance to Lender, such successor entity shall succeed to and be substituted for Borrower, with the same effect as if it had been named herein as Borrower, and thereupon the predecessor entity shall be relieved of any further liability or obligation hereunder or upon the Subordinated Debenture.

                  5.2.1.3. Borrower shall deliver to Lender an opinion of counsel in form and substance satisfactory to Lender that any consolidation, merger, sale, conveyance, transfer or other disposition, and any assignment and assumption, permitted or required by the terms of this Section 5.2.1 complies with the provisions of this Section 5.2.1.

            5.2.2. DISTRIBUTIONS. Borrower shall not itself declare or pay, nor shall it cause, permit or allow any Subsidiary to declare or pay, any cash dividend or make (or otherwise become obligated to make) any other distribution in respect of its capital stock or other outstanding equity securities if an Event of Default has occurred and is continuing or if the declaration or payment of the dividend or the making of any other distribution would result in the occurrence of an Event of Default.

            5.2.3. INCURRING DEBT. Borrower shall not itself, nor shall it cause, permit or allow any Subsidiary to (a) create, assume, incur, have outstanding, or in any manner become liable in respect of any Indebtedness, other than Indebtedness representing (A) funded outstanding debt of Borrower (which shall include the Indebtedness evidenced by the Junior Subordinated Debentures) for money borrowed and (B) Subsidiary Bank Subordinated Indebtedness in an aggregate amount (i.e., A plus B) which shall not exceed 50% of the sum of Tier 1 Capital plus Tier 2 Capital of Borrower, or (b) except for liens on real or personal property (other than the capital stock of any Subsidiary) incurred in the ordinary course of business, create, assume, incur, suffer or permit to exist any mortgage, pledge, deed of trust, encumbrance (including the lien or retained security title of a conditional vendor), security interest, assignment, lien or charge of any kind or character upon or with respect to any of their real or personal property, including, without limitation, any capital stock owned by Borrower of Southwest Holding or Subsidiary Bank whether owned at the date hereof or hereafter acquired, or assign or otherwise convey any right to receive income therefrom. The parties acknowledge that Section 8.1.1.14 does not limit the ability of Borrower to incur additional Indebtedness that may be junior and subordinate in all respects to the Debt.

            5.2.4. OTHER MATTERS. Notify Lender of any of the following at least 10 days prior to the effectiveness thereof: (a) any change in the name of Borrower or any Subsidiary; (b) any change in the headquarters or principal place of business of Borrower or any Subsidiary; (c) the issuance, execution or adoption of any formal or informal (whether voluntary or involuntary) regulatory action with respect to Borrower or any Subsidiary at the request of any Governmental Agency.

      5.3. SUBSIDIARY SHARES.

            5.3.1. ENCUMBRANCE. Borrower shall not itself, nor shall it cause, permit or allow any Subsidiary to directly or indirectly create, assume, incur, suffer or permit to exist any pledge, encumbrance, security interest, assignment, lien or charge of any kind or character on the Subsidiary Shares or any other stock owned by Borrower or any Subsidiary. Borrower shall not itself, nor shall it cause, permit or allow any Subsidiary to sell, transfer, issue, reissue, exchange or grant any option with respect to Subsidiary Shares or other outstanding capital stock of any Subsidiary.

            5.3.2. DILUTION. Borrower shall not cause, permit or allow the percentage of Subsidiary Shares or other outstanding capital stock of any Subsidiary that Borrower owns, directly or indirectly, to represent an amount that is less than 80% of each class of outstanding capital stock of any such Subsidiary, including the Subsidiary Bank.

            5.3.3. STRUCTURAL CHANGES. If an Event of Default has occurred and is continuing or if the proposed action or transaction would result in the occurrence of an Event of Default, Borrower shall not itself, nor shall it cause, permit or allow any Subsidiary to, redeem any of Borrower's or any such Subsidiary's capital stock or other outstanding securities, declare a dividend (other than a stock dividend) or otherwise change the capital structure of Borrower or any Subsidiary.

      5.4. BUSINESS OPERATIONS.

            5.4.1. COMPLIANCE WITH DEBT DOCUMENTS. Borrower shall not itself, nor shall it cause, permit or allow any Subsidiary to breach or fail to perform or observe any of the terms and conditions of the Subordinated Debenture or any other Debt Document.

            5.4.2. BANKING PRACTICES. Borrower shall not itself, nor shall it cause, permit or allow any Subsidiary to engage in any unsafe or unsound banking practices as determined by a Governmental Agency.

      5.5. CORPORATE EXISTENCE. Borrower shall do or cause to be done all things necessary to maintain, preserve and renew its corporate existence and that of the Subsidiaries and its and their rights and franchises, and comply with all related laws applicable to Borrower or the Subsidiaries.

      5.6. LENDER EXPENSES. Whether or not the Initial Disbursement is made, Borrower will (a) pay all reasonable costs and expenses of the Lender incident to the transactions contemplated by this Agreement including, without limitation, all costs and expenses incurred in connection with the preparation, negotiation and execution of the Debt Documents, or in connection with any modification, amendment, alteration, or the enforcement of this Agreement, the Subordinated Debenture or the other

Debt Documents, including, without limitation, the Lender's out-of-pocket expenses and the charges and disbursements to counsel retained by the Lender, and (b) pay and save the Lender and all other holders of the Subordinated Debenture harmless against any and all liability with respect to amounts payable as a result of (i) any taxes which may be determined to be payable in connection with the execution and delivery of this Agreement, the Subordinated Debenture or the other Debt Documents or any modification, amendment or alteration of the terms or provisions of this Agreement, the Subordinated Debenture or the other Debt Documents, (ii) any interest or penalties resulting from nonpayment or delay in payment of such expenses, charges, disbursements, liabilities or taxes, and (iii) any income taxes in respect of any reimbursement by Borrower for any of such violations, taxes, interests or penalties paid by the Lender. The obligations of the Borrower under this Section 5.6 shall survive the repayment in full of the Subordinated Debenture. Any of the foregoing amounts incurred by the Lender and not paid by the Borrower upon demand shall bear interest from the date incurred at the rate of interest in effect or announced by Lender from time to time as its Base Rate plus 6% per annum and shall be deemed part of the Borrower's Liabilities hereunder. Notwithstanding anything to the contrary set forth in this Agreement, Borrower agrees to pay, or reimburse Lender for, a maximum amount of $25,000 for legal fees (exclusive of costs and expenses) incurred in connection with the negotiation, documentation and initial closing of the transactions contemplated by this Agreement.

      5.7. SUBORDINATED DEBT MATTERS. If the Subordinated Debt ceases to be deemed to be Tier 2 Capital other than due to the limitation imposed by the second sentence of 12 C.F.R. Section 250.166(e), which limits the capital treatment of subordinated debt during the five years immediately preceding the maturity date of the subordinated debt, Borrower shall: (a) immediately notify Lender; and (b) immediately upon request of Lender engage in good faith discussions concerning the restructuring (as a senior, unsecured obligation of Borrower with the same interest rate and Maturity Date as is provided in this Agreement for the Subordinated Debt) or repayment of the obligations evidenced by the Subordinated Debt. No later than 180 days after the date of Lender's request pursuant to the immediately preceding sentence, Borrower shall execute and deliver all agreements (including, without limitation, replacement notes) as Lender may reasonably request in connection with the restructuring contemplated by clause (b) of the immediately preceding sentence, unless the obligations evidenced by the Subordinated Debt have been repaid prior to the expiration of such 180-day period. Borrower and Lender intend that the Subordinated Debt qualify as Tier 2 Capital in accordance with the rules and regulations of the FRB as in effect on the date hereof. Accordingly, each party agrees to amend or modify the terms of the Subordinated Debt as may be reasonably required from time to time to cause the Subordinated Debt to qualify as Tier 2 Capital in accordance with the rules and regulations of the FRB as in effect on the date hereof; provided, however, that in no event shall Lender be obligated to extend the Maturity Date, reduce the interest rate applicable to the Debt, change the principal amount of the Debt or otherwise amend or modify this Agreement or any other Debt Document if Lender determines in its sole discretion that such amendment or modification would increase the risks to Lender associated with the Debt.

      5.8. INSPECTION RIGHTS. Borrower shall permit and cause the Subsidiaries to permit Lender, through Lender's employees, attorneys, accountants or other agents, to inspect any of the properties, corporate books and financial books and records of Borrower and any Subsidiary (excluding any customer lists and non-public information relating to product development initiatives) at such times as Lender reasonably may request; provided, however, this right shall not be exercised more than once per year and only with 15 days' prior notice so long as (a) the Borrower and each depository institution Subsidiary of Borrower shall be "well capitalized" in accordance with applicable banking laws, rules and regulations and (b) no Event of Default shall have occurred and be continuing.

6. REPORTING. Borrower shall furnish and deliver to Lender:

      6.1. ANNUAL. As soon as available, but in any event not more than 90 days after the close of each fiscal year of Borrower, or within such further time as Lender may permit, consolidated audited financial statements for Borrower and the Subsidiaries, including a balance sheet and related profit and loss statement, prepared in accordance with GAAP consistently applied throughout the periods reflected therein (excluding accounting changes applied on a prospective basis in accordance with GAAP) by Borrower's Accountant or other independent certified public accountants acceptable to Lender, who shall give their unqualified opinion with respect thereto.

      6.2. QUARTERLY. If an Event of Default shall have occurred and be continuing, as soon as available, but in any event not more than 45 days after the close of each quarterly period of each fiscal year of Borrower, or within such further time as Lender may permit, (a) the call reports filed by Subsidiary Bank with state or federal bank regulatory agencies, and (b) Forms FRY-9C filed by Borrower with federal bank regulatory agencies.

      6.3. SECURITIES FILINGS. If an Event of Default shall have occurred and be continuing, as soon as practicable, but in any event not more than one day after any such filings shall be made with the SEC or any exchange or market on which the capital stock of Borrower may be traded, all reports or other filings made by the Borrower, pursuant to the Exchange Act or otherwise.

      6.4. COMPLIANCE CERTIFICATE. Borrower shall furnish Lender, annually at the same time as the annual financial reports referred to in Section 6.1, and, if applicable, quarterly at the same time as the quarterly financial reports referred to in Section 6.2, a compliance certificate in the form attached as Exhibit D hereto. Such annual or quarterly compliance certificate shall be signed by the Chief Executive Officer, President or Chief Financial Officer of Borrower.

      6.5. COPIES OF OTHER REPORTS AND CORRESPONDENCE. If an Event of Default shall have occurred and be continuing, as soon as practicable, to the extent not prohibited by applicable laws or regulations, including without limitation regulations of the FRB, promptly after same are available, copies of each of the following: (a) each annual report, proxy or financial statement or other report or communication sent by Borrower or any Subsidiary to the shareholders of Borrower; (b) all annual, regular, periodic and special reports and registration statements which Borrower or any Subsidiary may file or be required to file with any federal or state banking regulatory agency or any other Governmental Agency or with any securities exchange; (c) each call report and Uniform Bank (and Bank Holding Company) Performance Report with respect to Borrower; (d) all written reports presented to the board of directors of Borrower, as Lender may from time to time reasonably request; and (e) promptly upon receipt thereof, one copy of each written audit report submitted to Borrower by Borrower's Accountant.

      6.6. PROCEEDINGS. If an Event of shall have occurred and be continuing, immediately after receiving knowledge thereof, notice in writing of all charges, assessments, actions, suits and proceedings (as well as notice of the outcome of any such charges, assessments, actions, suits and proceedings) that are initiated by, or brought before, any court or Governmental Agency, in connection with Borrower or Subsidiary Bank, other than ordinary course of business litigation not involving the FRB, the FDIC, the OTS or the OCC, which, if adversely decided, would not have a material adverse effect on the financial condition or operations of Borrower, Southwest Holding or Subsidiary Bank.

      6.7. EVENT OF DEFAULT; MATERIAL ADVERSE CHANGE. Promptly after the occurrence thereof, notice of any matter which has resulted in an Event of Default, or which has resulted in or could reasonably be expected to result in a materially adverse change in the financial condition of Borrower or Subsidiary Bank, so long as delivery of such notice is not prohibited by applicable laws and regulations.

      6.8. OTHER INFORMATION REQUESTED BY LENDER. If an Event of Default shall have occurred and be continuing, such other information concerning the business, operations, financial condition and regulatory status of Borrower or any Subsidiary as Lender may from time to time reasonably request, so long as such information is not confidential and related to a customer of Borrower or any Subsidiary.

7. FINANCIAL COVENANT. Borrower (on a consolidated basis) shall maintain and cause Southwest Holding and Subsidiary Bank to maintain such capital as may be necessary to cause (a) Borrower and Southwest Holding to be classified as "adequately capitalized" as of the end of each calendar quarter and (b) Subsidiary Bank and each other depository institution Subsidiary to be classified as "well capitalized" as of the end of each calendar quarter, in each case in accordance with the rules and regulations of its primary federal regulator as in effect from time to time and consistent with the financial information and reports contemplated in Section 6 hereof; provided, however, that Borrower shall not be deemed to have failed to comply with clause (b) of this Section 7 if Subsidiary Bank and each other depository institution Subsidiary is classified as "adequately capitalized" in accordance with the rules and regulations of its primary federal regulator and the violation does not persist for more than 120 days.

8. BORROWER'S DEFAULT.

      8.1. BORROWER'S DEFAULTS AND LENDER'S REMEDIES.

            8.1.1. EVENTS OF DEFAULT. Each of the following shall constitute an "Event of Default" under this Agreement:

                  8.1.1.1. Borrower fails to pay, within five days of its due date, any principal of or installment of interest on the Subordinated Debenture; or

                  8.1.1.2. Borrower fails to pay, when due, any amount payable under this Agreement, the Subordinated Debenture (other than principal or interest) or any other Debt Document, and such failure continues for a period of five Business Days after notice thereof from Lender to Borrower; or

                  8.1.1.3. Borrower fails to keep or perform any of its agreements, undertakings, obligations, covenants or conditions under this Agreement not expressly referred to in another clause of this Section 8.1, or any representation or warranty of Borrower proves to be false or misleading as of the date made, and such failure or false or misleading representation or warranty continues for a period of 30 days after notice thereof from Lender to Borrower; or

                  8.1.1.4. Any "Event of Default" or "Default" as defined under, or a default or breach in any respect by Borrower of any covenant or agreement under, any Debt Document other than this Agreement occurs, after giving effect to any applicable cure period set forth in any such Debt Document or, if no such cure period is provided, such "Event of Default", "Default", default or breach continues for a period of 30 days after notice thereof from Lender to Borrower; or

                  8.1.1.5. Any certification made pursuant to this Agreement by Borrower or otherwise made in writing in connection with or as contemplated by this Agreement or any of the other Debt Documents by Borrower shall be as of the delivery date of such certification materially incorrect or false, or any representation to Lender by Borrower as to the financial condition or credit standing of Borrower is or proves to be false or misleading, and such materially incorrect or false certification or false or misleading representation continues for a period of 30 days after notice thereof from Lender to Borrower; or

                  8.1.1.6. The dissolution of Borrower, or, if not cured within 30 days of notice thereof from Lender to Borrower, the occurrence of any material organizational change in Borrower which Lender determines, in its reasonable discretion, shall have a material adverse effect on the ability of Borrower to perform its respective obligations under this Agreement or any of the other Debt Documents; or

                  8.1.1.7. Any order or decree is entered by any court of competent jurisdiction directly or indirectly enjoining or prohibiting Lender or Borrower from performing any of their obligations under this Agreement or any of the other Debt Documents, and such order or decree is not vacated, and the proceedings out of which such order or decree arose are not dismissed, within 60 days after the granting of such decree or order; or

                  8.1.1.8. The FRB, the FDIC, the OCC or other Governmental Agency charged with the regulation of bank holding companies or depository institutions: (a) issues to Borrower, Southwest Holding or Subsidiary Bank, or initiates any action, suit or proceeding to obtain against, impose on or require from Borrower, Southwest Holding or Subsidiary Bank, a cease and desist order or similar regulatory order, the assessment of civil monetary penalties, articles of agreement, a memorandum of understanding, a capital directive, a capital restoration plan, restrictions that prevent or as a practical matter impair the payment of dividends by Southwest Holding or Subsidiary Bank or the payments of any debt by Borrower, restrictions that make the payment of dividends by Southwest Holding or Subsidiary Bank or the payment of debt by Borrower subject to prior regulatory approval, a notice or finding under Section 8(a) of the FDI Act, or any similar enforcement action, measure or proceeding; or (b) proposes or issues to any executive officer or director of Borrower, Southwest Holding or Subsidiary Bank, or initiates any action, suit or proceeding to obtain against, impose on or require from any such officer or director, a cease and desist order or similar regulatory order, a removal order or suspension order, or the assessment of civil monetary penalties; or

                  8.1.1.9. Subsidiary Bank is notified that it is considered an institution in "troubled condition" within the meaning of 12 U.S.C. Section 1831i and the regulations promulgated thereunder; or

                  8.1.1.10. Borrower or any Subsidiary becomes insolvent or is unable to pay its debts as they mature; or makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts as they mature; or suspends transaction of its usual business; or if a trustee of any substantial part of the assets of Borrower or any Subsidiary is applied for or appointed, and if appointed in a proceeding brought against Borrower, Borrower by any action or failure to act indicates its approval of, consent to, or acquiescence in such appointment, or within 30 days after such appointment, such appointment is not vacated or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect; or

                  8.1.1.11. Any proceedings involving Borrower or any Subsidiary are commenced by or against Borrower or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government and, with respect to Borrower only, if such proceedings are instituted against Borrower, Borrower by any action or failure to act indicates its approval of, consent to or acquiescence therein, or an order shall be entered approving the petition in such proceedings and within 30 days after the entry thereof such order is not vacated or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect; or

                  8.1.1.12. Borrower or Subsidiary Bank applies for, consents to or acquiesces in the appointment of a trustee, receiver, conservator or liquidator for itself under Chapter 7 or Chapter 11 of the Bankruptcy Code (the "CODE PROVISIONS"), or in the absence of such application, consent or acquiescence, a trustee, conservator, receiver or liquidator is appointed for Borrower or Subsidiary Bank under the Code Provisions, and is not discharged within 30 days, or any bankruptcy, reorganization, debt arrangement or other proceeding or any dissolution, liquidation, or conservatorship proceeding is instituted by or against Borrower or Subsidiary Bank under the Code Provisions, and if instituted against Borrower, is consented or acquiesced in by it or remains for 30 days undismissed, or if Borrower or Subsidiary Bank is enjoined, restrained or in any way prevented from conducting all or any material part of its business under the Code Provisions; or

                  8.1.1.13. Subsidiary Bank applies for, consents to or acquiesces in the appointment of a receiver or conservator for itself, or in the absence of such application, consent or acquiescence, a receiver or conservator is appointed for Subsidiary Bank; or

                  8.1.1.14. The Junior Subordinated Debentures are no longer (or any other outstanding Indebtedness that was incurred in connection with, or relating to, any trust preferred securities issued by a trust created directly or indirectly by Borrower or any Subsidiary is not) junior and subordinate in all respects to the Debt. The parties acknowledge that this Section 8.1.1.14 shall not limit the ability of Borrower to prepay the Junior Subordinated Debentures or any other Indebtedness.

            8.1.2. LENDER'S REMEDIES. Subject to Section 8.6, upon the occurrence of any Event of Default, Lender shall have the right, if such Event of Default shall then be continuing, in addition to all the remedies conferred upon Lender by law or equity or the terms of any Debt Document, to do any or all of the following, concurrently or successively, without notice to
Borrower:

                  8.1.2.1. Declare the Subordinated Debenture to be, and it shall thereupon become, immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Subordinated Debenture to the contrary notwithstanding; or

                  8.1.2.2. Exercise all of its rights and remedies at law or in equity.

      8.2. PROTECTIVE ADVANCES. If an Event of Default occurs, Lender may (but shall in no event be required to) cure any such Event of Default and any amounts expended by Lender in so doing, as determined by Lender in its sole and absolute discretion, shall (a) be deemed advanced by Lender under an obligation to do so regardless of the identity of the person or persons to whom such funds are furnished, (b) constitute additional advances hereunder, the payment of which is additional indebtedness evidenced by the Subordinated Debenture, and (c) become due and owing, at Lender's demand, with interest accruing from the date of disbursement thereof until fully paid at the Default Rate.

      8.3. OTHER REMEDIES. Nothing in this Article 8 is intended to restrict Lender's rights under any of the other Debt Documents, other related documents, or at law, and Lender may exercise such rights and remedies as and when they are available.

      8.4. NO LENDER LIABILITY. To the extent permitted by law, Lender shall have no liability for any loss, damage, injury, cost or expense resulting from any action or omission by it, or any of its representatives, which was taken, omitted or made in good faith.

      8.5. LENDER'S FEES AND EXPENSES. In case of any Event of Default hereunder, Borrower shall pay Lender's reasonable fees and expenses including, without limitation, attorneys' fees and expenses, in connection with the enforcement of this Agreement or any of the other Debt Documents or other related documents. Notwithstanding anything to the contrary set forth in this Agreement, Borrower agrees to pay a maximum aggregate amount of $250,000 for such reasonable fees and expenses of Lender incurred in connection with the enforcement of this Agreement, any of the other Debt Documents or other related documents.

      8.6. LIMITATION ON REMEDIES WITH RESPECT TO SUBORDINATED DEBT. If an Event of Default under Sections 8.1.1.12 or 8.1.1.13 shall occur, all amounts due Lender hereunder shall be immediately due and payable, whereupon the Subordinated Debenture and all such amounts payable hereunder shall immediately become due and payable without presentment, demand, protest or notice of any kind. If Borrower receives a written notification from the FRB that the Subordinated Debenture no longer constitutes Tier 2 Capital of Borrower (the "FEDERAL RESERVE NOTICE"), other than due to the limitation imposed by the second sentence of 12 C.F.R. Section 250.166(e), which limits the capital treatment of subordinated debt during the five years immediately preceding the maturity date of the subordinated debt, and if thereafter any Event of Default shall occur under Section 8.1, Lender may declare the Subordinated Debenture and any other amounts due Lender hereunder immediately due and payable, whereupon the Subordinated Debenture and such other amounts payable hereunder shall immediately become due and payable, without presentment, demand, protest or notice of any kind. Upon the occurrence of an Event of Default, it is specifically understood and agreed that, notwithstanding the curing of such Event of Default, Borrower shall not be released from any of its covenants hereunder unless and until the Subordinated Debenture is paid in full. Upon the occurrence of an Event of Default without notice by Lender to or demand by Lender of Borrower, Lender shall have no further obligation to and may then forthwith cease advancing monies or extending credit to or for the benefit of Borrower under this Agreement and the other Debt Documents. The parties agree that until the earlier of the Maturity Date or the delivery of a Federal Reserve Notice, Lender may only enforce Borrower's obligations under the Subordinated Debt (a) if Borrower fails to pay interest when due on the Subordinated Debenture, in which case Lender may pursue Borrower for such interest, (b) if Borrower fails to comply with any of the covenants set forth in Section 5 (other than Sections 5.2.3(a) and 5.2.4), in which case Lender may pursue Borrower to ensure that Borrower complies with such covenants, or (c) if an Event of Default occurs under Sections 8.1.1.12 or 8.1.1.13, in which case the first sentence of this Section 8.6 shall govern.

9. MISCELLANEOUS.

      9.1. RELEASE; INDEMNIFICATION. Borrower hereby releases Lender from any and all causes of action, claims or rights which the Borrower may now or hereafter have for, or which may arise from, any loss or damage caused by or resulting from (a) any failure of Lender to protect, enforce or collect in whole or in part any of the Debt and (b) any other act or omission to act on the part of Lender, its officers, agents or employees, except in each instance for willful misconduct and gross negligence. Borrower shall indemnify, defend and hold Lender and its Affiliates harmless from and against any and all losses, liabilities, obligations, penalties, claims, fines, demands, litigation, defenses, costs, judgments, suits, proceedings, actual damages, disbursements or expenses of any kind or nature whatsoever (including, without limitation, attorneys' fees and expenses) which may at any time be either directly or indirectly imposed upon, incurred by or asserted or awarded against Lender or any of Lender's Affiliates in connection with, arising from or relating to Lender's entering into or carrying out the terms of this Agreement or being the holder of the Subordinated Debenture, other than any loss, liability, damage, suit, claim, expense, fees or costs arising solely by reason of Lender's or any of Lender's Affiliates' willful misconduct or gross negligence.

      9.2. ASSIGNMENT AND PARTICIPATION. Lender may pledge or otherwise hypothecate all or any portion of this Agreement or grant participations herein (provided Lender acts as agent for any participants, except as provided below) or in any of its rights and security hereunder. Lender may also assign all or any part of the Debt and Lender's obligations in connection therewith to one or more commercial banks or other financial institutions or investors (each an "ASSIGNEE LENDER"). Lender shall notify Borrower in advance of the identity of any proposed Assignee Lender. Upon delivery to Borrower of an executed copy of the Assignee Lender's assignment and acceptance (a) each such Assignee Lender shall be deemed to be a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender, such Assignee Lender shall have the rights and obligations of Lender hereunder and under the other Debt Documents and other related documents (b) Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it, shall be released from its obligations hereunder and under the other Debt Documents (including, without limitation, the obligation to fund the Assignee Lender's share of the Debt) and other related documents. Within five Business Days after receipt of a copy of the executed assignment and acceptance document, Borrower shall execute and deliver to Lender a new subordinated debenture, as applicable (for delivery to the relevant Assignee Lender), evidencing such Assignee Lender's assigned portion of the Debt and a replacement subordinated debenture, as applicable, in the principal amount of the Debt retained by Lender (such subordinated debenture to be in exchange for, but not in payment of, the subordinated debenture then held by Lender). Such subordinated debenture shall be dated the date of the predecessor Subordinated Debenture. Lender shall mark the predecessor Subordinated Debenture "exchanged" and deliver it to Borrower. Accrued interest on that part of the predecessor Subordinated Debenture evidenced by the new subordinated debenture, and accrued fees, shall be paid as provided in the assignment agreement between Lender and to the Assignee Lender. Accrued interest on that part of the predecessor Subordinated Debenture evidenced by the replacement subordinated debenture shall be paid to Lender. Accrued interest and accrued fees shall be so apportioned between the subordinated debenture and paid at the same time or times provided in the predecessor Subordinated Debenture and in this Agreement. Borrower authorizes Lender to disclose to any prospective Assignee Lender any financial or other information pertaining to Borrower or the Debt, provided that Lender shall not disclose any customer list or information relating to product development initiatives of Lender and, prior to disclosing other non-public information regarding Borrower, any such prospective Assignee Lender shall have executed a confidentiality agreement. Anything in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, including this Section 9.2, Lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Debt Documents and other related documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release Lender from its obligations thereunder.

      9.3. PROHIBITION ON ASSIGNMENT. Borrower shall not assign or attempt to assign its rights under this Agreement, either voluntarily or by operation of law.

      9.4. TIME OF THE ESSENCE. Time is of the essence of this Agreement.

      9.5. NO WAIVER. No waiver of any term, provision, condition, covenant or agreement herein contained shall be effective unless set forth in a writing signed by Lender, and any such waiver shall be effective only to the extent set forth in such writing. No failure to exercise or delay in exercising, by Lender or any holder of the Subordinated Debenture, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law. The rights and remedies provided in this Agreement are cumulative and not exclusive of any right or remedy provided by law or equity. No notice or demand on Borrower in any case shall, in itself, entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lender to any other or further action in any circumstances without notice or demand. No consent or waiver, expressed or implied, by Lender to or of any breach or default by Borrower in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of Borrower hereunder. Failure on the part of Lender to complain of any acts or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Lender of its rights hereunder or impair any rights, powers or remedies on account of any breach or default by Borrower.

      9.6. SEVERABILITY. Any provision of this Agreement which is unenforceable or invalid or contrary to law, or the inclusion of which would adversely affect the validity, legality or enforcement of this Agreement, shall be of no effect and, in such case, all the remaining terms and provisions of this Agreement shall subsist and be fully effective according to the tenor of this Agreement the same as though any such invalid portion had never been included herein. Notwithstanding any of the foregoing to the contrary, if any provisions of this Agreement or the application thereof are held invalid or unenforceable only as to particular persons or situations, the remainder of this Agreement, and the application of such provision to persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.

      9.7. USURY; REVIVAL OF LIABILITIES. All agreements between Borrower and Lender (including, without limitation, this Agreement and any other Debt Documents) are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to Lender exceed the highest lawful rate of interest permissible under the laws of the State of Missouri. If, from any circumstances whatsoever, fulfillment of any provision hereof or of any other Debt Documents, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under the laws of the State of Missouri, and if for any reason whatsoever, Lender shall ever receive as interest an amount which would be deemed unlawful, such interest shall be applied to the payment of the last maturing installment or installments of the indebtedness to Lender (whether or not then due and payable) and not to the payment of interest. To the extent that the Lender received any payment on account of the Borrower's Liabilities and any such payment(s) and/or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment(s) or proceeds received, the Borrower's Liabilities or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) and/or proceeds had not been received by Lender and applied on account of the Borrower's Liabilities; provided, however, if Lender successfully contests any such invalidation, declaration, set aside, subordination or other order to pay any such payment and/or proceeds to any third party, the revived Borrower's Liabilities shall be deemed satisfied.

      9.8. NOTICES. Any notice which either party hereto may be required or may desire to give hereunder shall be deemed to have been given if in writing and if delivered personally, or if mailed, postage prepaid, by United States registered or certified mail, return receipt requested, or if delivered by a responsible overnight courier, addressed:

      if to Borrower:         Southwest Bancorporation of Texas, Inc.
                              4400 Post Oak Parkway
                              Houston, Texas 77027
                              Attn: Randall E. Meyer
                              Telephone No.:  (713) 235-8832
                              Fax No.: (713) 232-5923
                              E-Mail Address: rmeyer@swbanktx.com

      if to Lender:           Wisconsin Capital Corporation
                              c/o U.S. Bank National Association
                              One U.S. Bank Plaza
                              7th Street and Washington Avenue
                              St. Louis, Missouri 63101
                              Attn: Correspondent Banking Division
                              Telephone No.:  (314) 418-3548
                              Fax No.: (314) 418-8394
                              E-Mail Address: timothy.m.barringhaus@usbank.com

or to such other address or addresses as the party to be given notice may have furnished in writing to the party seeking or desiring to give notice, as a place for the giving of notice, provided that no change in address shall be effective until seven days after being given to the other party in the manner provided for above. Any notice given in accordance with the foregoing shall be deemed given when delivered personally or, if mailed, five Business Days after it shall have been deposited in the United States mails as aforesaid or, if sent by overnight courier, the Business Day following the date of delivery to such courier.

      9.9. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns except that, unless Lender consents in writing, no assignment made by Borrower in violation of this Agreement shall confer any rights on any assignee of Borrower.

      9.10. NO JOINT VENTURE. Nothing contained herein or in any document executed pursuant hereto and no action or inaction whatsoever on the part of Lender, shall be deemed to make Lender a partner or joint venturer with Borrower.

      9.11. PUBLICITY. Unless otherwise required by applicable laws or regulations, neither party shall publicize the Debt without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed.

      9.12. DOCUMENTATION. All documents and other matters required by any of the provisions of this Agreement to be submitted or furnished to Lender shall be in form and substance satisfactory to Lender.

      9.13. ADDITIONAL ASSURANCES; RIGHT OF SET-OFF. Borrower agrees that, at any time or from time to time, upon the written request of Lender, it will execute all such further documents and do all such other acts and things as Lender may reasonably request to effectuate the transaction herein contemplated. If any Event of Default that permits the Lender to accelerate the obligations of the Borrower pursuant to Section 8.6 shall have occurred and be continuing, Lender is hereby authorized at any time and from time to time to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any and all other indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all of Borrower's Liabilities irrespective of whether or not Lender shall have made any demand hereunder or thereunder. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this Section 9.13 are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which Lender may have. Nothing contained in this Agreement or any other Debt Document shall impair the right of Lender to exercise any right of set-off or counterclaim it may have against Borrower and to apply the amount subject to such exercise to the payment of indebtedness of Borrower unrelated to this Agreement or the other Debt Documents.

      9.14. ENTIRE AGREEMENT. This Agreement and the Disclosure Schedule and Exhibits hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto.

      9.15. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Missouri. Nothing herein shall be deemed to limit any rights, powers or privileges which Lender may have pursuant to any law of the United States of America or any rule, regulation or order of any department or agency thereof and nothing herein shall be deemed to make unlawful any transaction or conduct by Lender which is lawful pursuant to, or which is permitted by, any of the foregoing.

      9.16. FORUM; AGENT; VENUE. To induce Lender to accept this Agreement and the other Debt Documents, Borrower irrevocably agrees that all actions or proceedings in any way, manner, or respect, arising out of or from or related to this Agreement or the other Debt Documents shall be litigated only in courts having situs within St. Louis, Missouri. Borrower hereby consents and submits to the jurisdiction of any local, state, or federal court located within said city. Borrower hereby waives any right it may have to transfer or change the venue of any litigation brought against Borrower by Lender.

      9.17. NO THIRD PARTY BENEFICIARY. This Agreement is made for the sole benefit of Borrower and Lender, and no other person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder.

      9.18. LEGAL TENDER OF UNITED STATES. All payments hereunder shall be made in coin or currency which at the time of payment is legal tender in the United States of America for public and private debts.

      9.19. CAPTIONS; COUNTERPARTS. Captions contained in this Agreement in no way define, limit or extend the scope or intent of their respective provisions. This Agreement may be executed by facsimile and in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

      9.20. KNOWLEDGE; DISCRETION. All references herein to a party's best knowledge shall be deemed to mean the best knowledge of such party based on commercially reasonable inquiry. All references herein to Borrower's best knowledge shall be deemed to refer to the best knowledge of Borrower and each Subsidiary. Unless specified to the contrary herein, all references herein to an exercise of discretion or judgment by Lender, to the making of a determination or designation by Lender, to the application of Lender's discretion or opinion, to the granting or withholding of Lender's consent or approval, to the consideration of whether a matter or thing is satisfactory or acceptable to Lender, or otherwise involving the decision making of Lender, shall be deemed to mean that Lender shall decide unilaterally using its sole and absolute discretion or judgment.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

WAIVER OF RIGHT TO JURY TRIAL. BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER DEBT DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF BORROWER OR LENDER. BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. BORROWER FURTHER ACKNOWLEDGES THAT (a) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (b) THIS WAIVER HAS BEEN REVIEWED BY BORROWER AND BORROWER'S COUNSEL AND IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THIS AGREEMENT AND THE OTHER DEBT DOCUMENTS (c) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH OTHER DEBT DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                        SOUTHWEST BANCORPORATION OF TEXAS, INC.

                                        By:
                                        _______________________________________
                                                Name:
                                                Title:

                                        WISCONSIN CAPITAL CORPORATION

                                        By:
                                        _______________________________________
                                                Name:
                                                Title:

                                    EXHIBIT A

                         FORM OF SUBORDINATED DEBENTURE

 THIS SUBORDINATED DEBENTURE IS NOT A SAVINGS ACCOUNT OR DEPOSIT AND IT IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY FEDERAL AGENCY.

$75,000,000.00                                        St. Louis, Missouri
                                                      _____________, 2004

      FOR VALUE RECEIVED, the undersigned, SOUTHWEST BANCORPORATION OF TEXAS, INC., a Texas corporation ("BORROWER"), hereby promises to pay to the order of WISCONSIN CAPITAL CORPORATION, a Nevada corporation, or any holder hereof from time to time ("LENDER"), at such place as may be designated in writing by Lender, the principal sum of SEVENTY-FIVE MILLION AND NO/100 DOLLARS ($75,000,000.00) (or so much thereof that has been advanced and remains outstanding) with interest thereon as hereinafter provided. This Subordinated Debenture (this "SUBORDINATED DEBENTURE") is issued pursuant to the terms of that certain Subordinated Debenture Purchase Agreement of even date herewith by and between Borrower and Lender (as may be amended, restated, supplemented or modified from time to time, the "AGREEMENT"). All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement.

      All accrued interest and unpaid principal due and payable under this Subordinated Debenture shall be paid in full on or before the Maturity Date.

      The unpaid principal amount outstanding under this Subordinated Debenture from time to time shall bear interest before maturity in accordance with the Agreement, computed on the basis of a 360-day year and charged for actual days elapsed. Under certain circumstances as provided in the Agreement, overdue interest payments under this Subordinated Debenture shall bear interest from the due date thereof until paid at a daily rate equal to the Default Rate, computed on the basis of a 360-day year and charged for actual days elapsed, except as otherwise provided in the Agreement.

      All accrued interest shall be payable at Lender's principal place of business on a quarterly basis in arrears on the last day of each December, March, June and September, commencing December 31, 2004. The outstanding unpaid principal balance of this Subordinated Debenture shall be payable in one installment on the Maturity Date. Whenever any payment to be made under this Subordinated Debenture shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest due upon this Subordinated Debenture. There shall be no penalties or other charges payable by Borrower to Lender hereunder other than those payments described in this Subordinated Debenture or in the Agreement. Borrower may prepay all or, from time to time, part of the outstanding unpaid principal balance under this Subordinated Debenture in accordance with Section 2.8.1 of the Agreement.

      This Subordinated Debenture is not secured by any assets of Borrower.

      So long as any portion of the unpaid principal of this Subordinated Debenture is deemed to be Tier 2 Capital of Borrower in accordance with the rules and regulations of the FRB applicable to the capital status of the subordinated debt of bank holding companies, the rights of Lender to the principal sum hereunder or any part hereof and to any accrued interest thereon shall remain subject and subordinate (in accordance with SR 92-37 issued by the FRB on October 15, 1992) to the claims of creditors of Borrower with respect to the following ("SENIOR CLAIMS"): (a) borrowed and purchased money; (b) similar obligations arising from off-balance-sheet guaranties and direct-credit substitutes; and (c) obligations associated with derivative products such as interest-rate and foreign exchange-rate contracts, commodity contracts, and similar arrangements (clauses (a), (b) and (c) expressly exclude Trust Preferred Indebtedness, as defined below, with respect to which the rights of Lender are not subordinate).

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Upon dissolution or liquidation of Borrower, no payment of principal, interest or premium (including post-default interest) shall be due and payable under the terms of this Subordinated Debenture until all Senior Claims (which expressly exclude claims relating to the Trust Preferred Indebtedness) shall have been paid in full. If this Subordinated Debenture ceases to be deemed to be Tier 2 Capital of Borrower in accordance with the rules and regulations of the FRB applicable to the capital status of the subordinated debt of bank holding companies, other than due to the limitations imposed by the second sentence of 12 C.F.R Section 250.166(e), which limits the capital treatment of subordinated debt during the five years immediately preceding the maturity date of the subordinated debt, Borrower shall: immediately notify Lender; and immediately upon request of Lender execute and deliver all such agreements (including without limitation pledge agreements and replacement notes) as Lender may request in order to restructure the obligation evidenced hereby as a senior, unsecured obligation of Borrower with the same interest rate and Maturity Date as is provided in the Agreement with respect to this Subordinated Debenture. If Borrower fails to execute such agreements as required by Lender within 180 days of Lender's request, such failure shall be deemed to be an Event of Default under Section 8.1.1 of the Agreement.

      As used herein, "TRUST PREFERRED INDEBTEDNESS" shall mean indebtedness incurred in connection with, or relating to, any trust preferred securities caused to be issued by, or reflected in the consolidated financial statements of, Borrower, including the subordinated indebtedness evidenced by the Junior Subordinated Debentures.

      If an Event of Default shall occur, Lender shall have the rights set forth in Section 8.1.2 of the Agreement.

      If any attorney is engaged by Lender to enforce or defend any provision of this Subordinated Debenture or any of the other Debt Documents, or as a consequence of any Event of Default, with or without the filing of any legal action or proceeding, then Borrower shall pay to Lender immediately upon demand all attorneys' fees and expenses, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance owing hereunder as if such unpaid attorneys' fees and expenses had been added to the principal.

      No previous waiver and no failure or delay by Lender in acting with respect to the terms of this Subordinated Debenture or any of the other Debt Documents shall constitute a waiver of any breach, default or failure of condition under this Subordinated Debenture, the Agreement or any of the other Debt Documents or the obligations secured thereby. A waiver of any term of this Subordinated Debenture or any of the other Debt Documents or of any of the obligations secured thereby must be made in writing and shall be limited to the express written terms of such waiver. In the event of any inconsistencies between the terms of this Subordinated Debenture and the terms of any other document related to the Debt evidenced by this Subordinated Debenture, the terms of this Subordinated Debenture shall prevail.

      Except as otherwise provided in the Agreement, Borrower expressly waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon, notice of late charges, and diligence in taking any action to collect any sums owing under this Subordinated Debenture. In addition, Borrower expressly agrees that this Subordinated Debenture and any payment coming due hereunder may be extended from time to time without in any way affecting the liability of any such party hereunder.

      Time is of the essence with respect to every provision hereof. This Subordinated Debenture shall be construed and enforced in accordance with the laws of the State of Missouri, except to the extent that federal laws preempt the laws of the State of Missouri, and all persons and entities in any manner obligated under this Subordinated Debenture consent to the jurisdiction of any federal or State court within St. Louis, Missouri having proper venue and also consent to service of process by any means authorized by Missouri or Federal law. Any reference contained herein to attorneys' fees and expenses shall be deemed to be to reasonable fees and expenses and to include all reasonable fees and expenses of in-house or staff attorneys and the reasonable fees and expenses of any other experts or consultants.

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      All agreements between Borrower and Lender (including, without limitation, this Subordinated Debenture and the Agreement, and any other documents securing all or any part of the indebtedness evidenced hereby) are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to Lender exceed the highest lawful rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof, the Agreement or any other documents securing all or any part of the indebtedness evidenced hereby at the time performance of such provisions shall be due, shall involve exceeding the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such applicable laws, and if, for any reason whatsoever, Lender shall ever receive as interest an amount which would be deemed unlawful under such applicable law, such interest shall be automatically applied to the payment of the principal of this Subordinated Debenture (whether or not then due and payable) and not to the payment of interest or refunded to Borrower if such principal has been paid in full.

      Lender may sell, assign, pledge or otherwise transfer or encumber any or all of its interest under this Subordinated Debenture at any time and from time to time. In the event of a transfer, all terms and conditions of this Subordinated Debenture shall be binding upon and inure to the benefit of the transferee after such transfer.

      Upon receipt of notice from Lender advising Borrower of the loss, theft, destruction or mutilation of this Subordinated Debenture, Borrower shall, execute and deliver in lieu thereof a new debenture in principal amount equal to the unpaid principal amount of such lost, stolen, destroyed or mutilated debenture, dated the date to which interest has been paid on such lost, stolen, destroyed or mutilated Subordinated Debenture.

      Unless otherwise provided in the Agreement, all payments on account of the indebtedness evidenced by this Subordinated Debenture shall be first applied to the payment of costs and expenses of Lender which are due and payable, then to past-due interest on the unpaid principal balance and the remainder to principal.

      Any notice which either party hereto may be required or may desire to give hereunder shall be governed by the notice provisions of the Agreement.

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BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT
IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS Subordinated Debenture OR ANY OF THE OTHER DEBT DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF BORROWER OR LENDER. BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS SUBORDINATED DEBENTURE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. BORROWER FURTHER ACKNOWLEDGES THAT (i) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (ii) THIS WAIVER HAS BEEN REVIEWED BY BORROWER AND BORROWER'S COUNSEL AND IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THE DEBT DOCUMENTS, AND (iii) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF THE DEBT DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

      IN WITNESS WHEREOF, the undersigned has executed this Subordinated Debenture or caused this Subordinated Debenture to be executed by its duly authorized representative as of the date first above written.

                                        SOUTHWEST BANCORPORATION OF TEXAS, INC.

                                        By:____________________________________
                                            Name:
                                            Title:

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